UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MercadoLibre, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arias 3751, 7th Floor

Buenos Aires, Argentina C1430CRG

April 26, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of MercadoLibre, Inc., which will be held at 12:00 p.m., Eastern Time, on Monday, June 10, 2019. We are pleased to note that this year’s annual meeting will be a completely virtual meeting of stockholders. You will be able to attend the 2019 Annual Meeting, vote, and submit your questions during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/MELI2019.

We are pleased to use the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this electronic process should expedite your receipt of our proxy materials, lower the costs of our Annual Meeting, and help to conserve natural resources. On or about April 26, 2019, we first mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our 2019 Proxy Statement and 2018 Annual Report and how to vote. The notice also included instructions on how to receive a paper copy of our proxy materials, including the proxy statement, proxy card and 2018 Annual Report.

Thank you and we look forward to your attendance at the 2019 Annual Meeting of Stockholders or receiving your proxy vote. On behalf of the board of directors, I would like to express our appreciation for your continued interest in MercadoLibre.

Sincerely yours,

/s/ Marcos Galperin

Marcos Galperin

Chairman of the Board, President and Chief Executive Officer

Arias 3751, 7th Floor
Buenos Aires, Argentina C1430CRG

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2019

To Our Stockholders:

Notice is hereby given that the 2019 Annual Meeting of Stockholders of MercadoLibre, Inc. (the “2019 Annual Meeting”) will be held at 12:00 p.m., Eastern Time, on June 10, 2019. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MELI2019, where stockholders will be able to listen to the meeting live, submit questions and vote online. The meeting is called for the following purposes:

1.

To elect the three Class III directors nominated and recommended by our board of directors, each to serve until the 2022 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers for fiscal year 2018;
3.

To consider and vote upon a proposal to approve the adoption of the Amended and Restated 2009 Equity Compensation Plan (the “Amended and Restated 2009 Plan”), which contains terms substantially similar to the terms of the MercadoLibre 2009 Equity Compensation Plan (the “2009 Plan”) scheduled to expire in June 2019. The Amended and Restated 2009 Plan, as proposed, will have reserved for issuance 1,000,000 shares of our common stock;

4.	To ratify the appointment of Deloitte & Co. S.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
5.	To transact such other business as may properly come before the meeting.

Our board of directors has fixed the close of business on April 15, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the 2019 Annual Meeting. Only stockholders of record as of the close of business on April 15, 2019 are entitled to notice of and to vote at the 2019 Annual Meeting and at any adjournment or postponement thereof. We ask that as promptly as possible you vote via the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.

Whether or not you plan to attend the meeting, please read our 2019 Proxy Statement for important information on each of the proposals, and our practices in the areas of corporate governance and executive compensation. Our 2018 Annual Report to Stockholders contains information about MercadoLibre and our financial performance. Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs. Please provide your voting instructions by the Internet, telephone, or by returning a proxy card or voting instruction card.

Buenos Aires, Argentina April 26, 2019	By order of the board of directors, /s/ Jacobo Cohen Imach Jacobo Cohen Imach Sr. Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting. The Notice of Meeting and Proxy Statement for the 2019 Annual Meeting and our 2018 Annual Report to Stockholders are available electronically at www.proxyvote.com.

MercadoLibre, Inc.
Arias 3751, 7th Floor
Buenos Aires, Argentina C1430CRG

PROXY STATEMENT

INTERNET AVAILABILITY OF PROXY MATERIALS

Under U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 26, 2019, we first mailed to our stockholders (other than those who previously requested electronic or paper delivery of the proxy statement) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Annual Report”). The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

ATTENDING THE 2019 ANNUAL MEETING

Listening on the Internet

•	Live webcast available at www.virtualshareholdermeeting.com/MELI2019
•	Webcast starts at 12:00 p.m., Eastern Time
•	Replay available until June 10, 2020

QUESTIONS

For questions regarding:	You may contact:

2019 Annual Meeting	MercadoLibre Investor Relations by going to http://investor.mercadolibre.com/contactus.cfm and submitting your question or request

Voting Stock Ownership	Computershare P.O. Box 43078, Providence, RI 02940, USA

	Telephone:	1-888-313-1478 (U.S. investors)
1-781-575-3100 (Non-U.S. investors)
Web: www.computershare.com/investor

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2019 ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our board of directors is providing these proxy materials to you in connection with our board’s solicitation of proxies for use at our 2019 Annual Meeting which will take place on June 10, 2019. Stockholders are invited to attend the 2019 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the 2019 Annual Meeting, the voting process, the compensation of our directors and our named executive officers, and certain other required information.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with SEC rules, we may furnish proxy materials, including this proxy statement and our 2018 Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2018, to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. On or about April 26, 2019, we first mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our 2018 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet, by telephone or by mail. You will not receive printed copies of the proxy materials unless you request them. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, including a copy of our 2018 Annual Report, you should follow the instructions in the notice for requesting these materials.

Q: How do I get electronic access to the proxy materials?

A: The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the 2019 Annual Meeting on the Internet; and
•	instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q: What proposals will be voted on at the 2019 Annual Meeting?

A: There are four proposals scheduled for a vote at the 2019 Annual Meeting:

•

the election of the three Class III directors nominated and recommended by our board, each to serve until the 2022 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified;

•	the approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2018;
•

the approval of the adoption of the Amended and Restated 2009 Plan, which contains terms substantially similar to the terms of the 2009 Plan scheduled to expire in June 2019. The Amended and Restated 2009 Plan, as proposed, will have reserved for issuance 1,000,000 shares of our common stock; and

•	the ratification of the appointment of Deloitte & Co. S.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q: What are our board’s voting recommendations?

A: Our board recommends that you vote your shares:

•	“FOR” the election of the three Class III directors nominated and recommended by our board;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2018;
•	“FOR” the adoption of the Amended and Restated 2009 Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Co. S.A. as our independent registered public accounting firm for 2019.

Q: How many shares are entitled to vote?

A: Each share of our common stock outstanding as of the close of business on April 15, 2019, the record date, is entitled to one vote at the 2019 Annual Meeting. Each share of our preferred stock outstanding as of the close of business on the record date is entitled to vote on par with shares of our common stock on an as-converted basis. At the close of business on April 15, 2019, 49,526,972 shares of our common stock were outstanding and entitled to vote (including shares of our Preferred Series A stock on an as-converted basis, assuming no adjustments to the conversion price between the record date and the date of the Annual Meeting). You may vote all of the shares owned by you as of the close of business on the record date and each share of common stock held by you on the record date represents one vote. These shares include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of MercadoLibre hold their shares beneficially through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. Each stockholder of record is entitled to vote by proxy as described in the Notice of Internet Availability and below.

Shares held in brokerage account or by a bank

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner or nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account.

Q: Can I attend the 2019 Annual Meeting?

A: You are invited to participate in the 2019 Annual Meeting if you are a stockholder of record or a beneficial owner at the close of business on April 15, 2019. Any stockholder can attend the 2019 Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MELI2019. We encourage you to access the Annual Meeting online prior to its start time. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://investor.mercadolibre.com.

Q: How can I vote my shares?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote as follows:

•

If you are a stockholder of record, you may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. You may also attend the Annual Meeting at 12:00 p.m., Eastern Time, on June 10, 2019 via the Internet at www.virtualshareholdermeeting.com/MELI2019 and vote during the Annual Meeting using the control number we have provided to you.

•

If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Delaware law, votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card.

Q: Can I change my vote or revoke my proxy?

A: If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the 2019 Annual Meeting. Proxies may be revoked by any of the following actions:

•	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (Arias 3751, 7th Floor, Buenos Aires, Argentina, C1430CRG);
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); or
•	attending the 2019 Annual Meeting online and voting via the Internet using the control number we have provided to you (attendance at the meeting will not, by itself, revoke a proxy).

If your shares are held through a brokerage account or by a bank or other nominee, you may change your vote by:

•	submitting new voting instructions to your broker, bank, or nominee following the instructions they provided; or
•	if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the 2019 Annual Meeting and voting in person.

Q: How are votes counted?

A: Election of three Class III Directors. In the election of three Class III directors, you may vote “for” any or all of the nominees for Class III directors or you may “withhold” your vote with respect to any or all of the nominees for Class III director. Only votes “for” will be counted in determining whether a plurality has been cast in favor of a nominee for Class III director.

Advisory Vote to Approve our Named Executive Officers’ Compensation for 2018. In the approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2018, you may vote “for,” “against” or “abstain.” If you elect to abstain from voting, the abstention will have the same effect as a vote against this proposal.

Approval of the adoption of the Amended and Restated 2009 Plan. In the approval of the adoption of the Amended and Restated 2009 Plan, you may vote “for,” “against” or “abstain.” If you abstain from voting, it will have the same effect as a vote against this proposal.

Ratification of Appointment of Independent Auditor. In the proposal to ratify the appointment of our independent registered public accounting firm for 2019, you may vote “for,” “against” or “abstain.” If you abstain from voting, it will have the same effect as a vote against this proposal.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to these matters.

If you sign and return your proxy card or broker voting instruction card without giving specific voting instructions, your shares will be voted “FOR” the election of the three Class III directors nominated and recommended by our board and named in this proxy statement, “FOR” approval of our executive compensation, “FOR” the approval of the adoption of the Amended and Restated 2009 Plan, “FOR” the ratification of the approval of our independent auditors, and at the discretion of the proxies in any other matters properly brought before the 2019 Annual Meeting.

If you are a beneficial holder and do not return a voting instruction card, your broker is only authorized to vote on the ratification of the approval of our independent auditors. See “What are broker non-votes and what effect do they have on the proposals?”

Q: Who will count the votes?

A: A representative of Broadridge will tabulate the votes at the 2019 Annual Meeting and act as the inspector of elections.

Q: What is the quorum requirement for the 2019 Annual Meeting?

A: The quorum requirement for holding the 2019 Annual Meeting and transacting business is a majority of the outstanding shares entitled to vote. The shares may be present in person or represented by proxy at the 2019 Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q: What is the voting requirement to approve each of the proposals?

A: Election of three Class III Directors. The Class III directors will be elected by a plurality of the votes of the shares present in person or by means of remote communication or represented by proxy and entitled to vote on the matter, meaning that the three Class III director nominees receiving the highest number of “FOR” votes will be elected.

Advisory Vote to Approve our Named Executive Officers’ Executive Compensation for 2018. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve our named executive officers’ compensation for fiscal year 2018. This vote is advisory and will not be binding on the company, the board of directors or the compensation committee.

Adoption of the Amended and Restated 2009 Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to adopt our Amended and Restated 2009 Equity Compensation Plan.

Ratification of Appointment of Independent Auditor. The vote of a majority of the shares present in person or represented by proxy is required to ratify the appointment of our independent registered public accounting firm for 2019.

Q: What are broker non-votes and what effect do they have on the proposals?

A: Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker, bank or other nominee has not received voting instructions from the beneficial owner and (2) the broker, bank or other nominee lacks discretionary voting power to vote those shares. A broker, bank or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, but is not entitled to vote shares held for a beneficial owner on any non-routine matter without instruction from the beneficial owner. The ratification of the appointment of our independent registered public accounting firm is considered to be a routine matter for which brokers, banks or other nominees holding shares in street name may exercise discretionary voting power in the absence of voting instructions from the beneficial owner. As a result, broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.

Unlike the proposal to ratify the appointment of our independent auditors, the election of directors, the advisory vote on our named executive officers’ compensation for fiscal year 2018, and the adoption of our Amended and Restated 2009 Plan are each considered a “non-routine” matter. As a result, brokers, banks or other nominees holding shares in street name that have not received voting instructions from their clients cannot vote on their clients’ behalf on these proposals. Therefore, it is very important that you provide your broker, bank or other nominee who is holding your shares in street name with voting instructions with respect to these proposals in one of the manners set forth in this proxy statement. Under Delaware law, broker non-votes that arise in connection with the election of directors or the advisory vote on our named executive officers’ compensation for fiscal year 2018 will have no effect on these proposals.

Q: Where can I find the voting results of the 2019 Annual Meeting?

A: We will announce final voting results in a current report on Form 8-K that will be filed with the SEC within four business days after the 2019 Annual Meeting and that will also be available on our investor relations website at http://investor.mercadolibre.com.

Q: Who will bear the cost of soliciting votes for the 2019 Annual Meeting?

A: We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

PROPOSAL ONE:
ELECTION OF THREE CLASS III DIRECTORS

Our certificate of incorporation provides for our board to be divided into three classes, with each class having a three-year term. In accordance with our certificate of incorporation and bylaws, the number of directors that constitutes our board of directors is fixed from time to time by a resolution duly adopted by our board. Our board currently consists of nine members. Information as to the directors currently comprising each class of directors and the current term expiration date of each class of directors is set forth in the following table:

Class	Directors Comprising Class	Current Term Expiration Date
Class I	Susan Segal Mario Eduardo Vázquez Alejandro Nicolás Aguzin	2020 Annual Meeting

Class II	Nicolás Galperin Meyer Malka Javier Olivan	2021 Annual Meeting

Class III	Emiliano Calemzuk Marcos Galperin Roberto Balls Sallouti	2019 Annual Meeting

A director elected to fill a vacancy (including a vacancy created by an increase in the size of our board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. As discussed in greater detail below in “Information on our Board of Directors—Director Independence and Family Relationships,” our board has determined that seven of the nine current members of our board are independent directors within the meaning of the listing standards of The NASDAQ Global Select Market (the  “NASDAQ”) and our corporate governance guidelines.

The terms of our three Class III directors are set to expire at the 2019 Annual Meeting. The nominating and corporate governance committee recommended, and our board nominated, each of Emiliano Calemzuk, Marcos Galperin and Roberto Balls Sallouti as nominees for re-election as Class III directors of our Company at the 2019 Annual Meeting. If elected at the 2019 Annual Meeting, each of the Class III director nominees will serve until our 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

If any of the nominees is unexpectedly unavailable for election, shares represented by validly delivered proxies will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election and named above has agreed to serve if elected.

Set forth below is biographical information for the nominees, as well as the key attributes, experience and skills that the board believes each nominee brings to the board.

Nominees for Election as Class III Directors

Class III Directors

Emiliano Calemzuk, age 45, joined our board in August 2007, has served as chairman of the nominating and corporate governance committee since 2007 and has served as a member of the compensation committee since 2008. Mr. Calemzuk was appointed as our lead independent director in February 2016. Mr. Calemzuk is the CEO and co-founder of RAZE, a new media venture. Prior to that position, between 1998 and 2012 Mr Calemzuk had a successful career at News Corporation/Fox. He last served as CEO of Shine Group Americas (Unit of 21st Century Fox) from September 2010 to January 2012. From 2007 to 2010, Calemzuk served as President of Fox Television Studios. Prior to joining Fox Television Studios, Calemzuk was President of Fox International Channels Europe, based in Rome from 2002 to 2007. Before working in Italy, Calemzuk was based in Los Angeles where he served as Vice President and Deputy Managing Director of Fox Latin American Channels overseeing all operating divisions of Fox across 19 countries. Born in 1973 in Mar del Plata, Argentina, Calemzuk is a Cum Laude graduate of the University of Pennsylvania.

Key Attributes, Experience and Skills:

Mr. Calemzuk contributes significant leadership experience in media, marketing and promotions. His service as President of Fox Television Studios provides valuable business, leadership and management experience, including expertise leading a large organization with global operations, giving him a keen understanding of the issues facing a multinational business such as MercadoLibre. Similarly, he has led the growth of international operations of Fox in both Latin America and Italy. In particular, he is a leader in alternative entertainment and technology genres, uniquely positioning him to provide thought leadership and guidance as MercadoLibre adapts to a changing technology and entertainment world. Mr. Calemzuk is a Latin American who currently works for a major corporation in the United States, bringing insights from both cultures to our board.

Marcos Galperin, age 48, is one of our co-founders and has served as our chairman, president and chief executive officer and one of our directors since our inception in October 1999. Mr. Galperin serves on the boards of Endeavor, a non-profit organization that selects mentors and accelerates high impact entrepreneurs around the world; Televisa, a media company in Mexico; Onapsis, a cyber-security company; and Globant S.A. (NYSE: GLOB), a technology service provider focused on delivering software solutions by leveraging emerging technologies and trends that is listed on the NYSE, where he also serves as a member of the Compensation and Corporate Governance and Nominating Committees. Prior to working with us, Mr. Galperin worked in the fixed income department of J.P. Morgan Securities Inc. in New York from June to August 1998 and at YPF S.A., an integrated oil company, in Buenos Aires, Argentina, where he was a Futures and Options Associate and managed YPF’s currency and oil derivatives program from 1994 to 1997. Mr. Galperin received an MBA from Stanford University and graduated with honors from the Wharton School of the University of Pennsylvania. Mr. Galperin is the brother of Nicolás Galperin, a Class II Director.

Key Attributes, Experience and Skills:

Mr. Galperin brings leadership and extensive experience and knowledge of our company and industry to the board. As the founder, chief executive officer and president of our company, Mr. Galperin has the most long-term and valuable hands-on knowledge of the issues, opportunities and challenges facing us and our business. In addition, Mr. Galperin brings his broad strategic vision for our company to the board. Mr. Galperin’s service as our chairman, president and chief executive officer provides a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on the business.

Roberto Balls Sallouti,  47, has served as a member of the board of directors since October 2014. Roberto Sallouti is the Chief Executive Officer and a member of the Board of Directors of BTG Pactual, a Brazilian financial company operating in investment banking and global wealth and asset management markets in Latin America. Mr. Sallouti joined BTG Pactual in 1994, and became a partner in 1998. He was named Chief Operating Officer in 2008, having previously been responsible for the firm’s Fixed Income Division and joint head of the Latin American FICC group at UBS AG. He was named Chief Executive Officer in 2015. In 2008, he co-founded BTG Investments, which acquired Banco Pactual back from UBS in 2009. Mr. Sallouti holds a bachelor of science degree in economics, with concentrations in finance and marketing, from The Wharton School at the University of Pennsylvania.

Key Attributes, Experience and Skills:

Mr. Sallouti brings a deep understanding of financial markets, investment banking activities, accounting and business management.  He also has more than 15 years of experience in the implementation, management and improvement of background and support structures in financial institutions. Our board believes that his knowledge of Brazilian and Latin American economies and markets, coupled with the professional network that he has developed in Latin America throughout his career in investment banking, makes him an asset to our company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES FOR CLASS III DIRECTORS NAMED ABOVE

INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of our board. Except for our chief executive officer, none of the members of our board is an employee of MercadoLibre. Our board members remain informed of our business through discussions with management, materials we provide to them, and their participation on the board and in board committee meetings.

We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines that, along with the charters of our board committees and our code of business conduct and ethics, provide the framework for the governance of our company. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of business conduct and ethics may be found on our investor relations website at http://investor.mercadolibre.com. Information contained on or connected to our website is not part of this proxy statement. The board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected on the same location of our website.

Board of Directors

The following is biographical information on the remainder of our continuing directors, as well as the key attributes, experience and skills that the board believes such continuing directors bring to the board.

Class I Directors

Susan Segal,  66, joined our board in April 2012 and has served as a member of the audit committee since 2012. Ms. Segal has been president and chief executive officer of the Americas Society and Council of the Americas since August 2003, after having worked in the private sector for more than 30 years. Prior to her current position, Ms. Segal was a founding partner of her own investment advisory firm focused primarily on Latin America and the U.S. Hispanic market. Previously, she was a partner and Latin American Group Head at JPMorgan Partners/Chase Capital Partners, where she pioneered early stage venture capital investing in Latin America. Prior to joining Chase Capital Partners, Ms. Segal was a senior managing director focused on Emerging Markets Investment Banking and Capital Markets at Chase Bank and its predecessor banks. She was actively involved in developing investment banking, building an emerging-market bond-trading unit for Latin America and was also involved in the Latin American debt crisis of the 1980s and early 1990s both chairing and sitting on various advisory committees. Ms. Segal is on the Board of Directors of Scotiabank, where she serves as chairperson of the Corporate Governance Committee and member of the Risk Committee. Additionally, she is a director and chairperson of Scotiabank USA, a non-public subsidiary of Scotiabank. She also serves as a director of the Tinker Foundation and is a member of the Council of Foreign Relations. She is also a Board member of Vista Oil and Gas. In 1999, she was awarded the Order of Bernardo O’Higgins Grado de Gran Oficial in Chile and in 2009 President Uribe of Colombia honored her with the Cruz de San Carlos. In 2012, she was awarded the Order of the Mexican Aztec Eagle in Mexico and in 2019 she was awarded Peru’s Order of “Merit for Distinguished Services” in the rank of Grand Official. Ms. Segal received a master’s in business administration from Columbia University and a bachelor’s degree from Sarah Lawrence College. Ms. Segal previously served as a director of our company from 1999 to 2002.

Key Attributes, Experience and Skills:

Ms. Segal’s impressive experience includes her background studying the economies of Latin American countries. She is also well-versed in Latin America’s prospects for growth, integration, and economic and social development, and she is knowledgeable about economic inclusion, social empowerment, markets, overall business environment, diversity issues and risk assessment. Her background includes experience in trade, private equity, venture capital, social media, and infrastructure. Ms. Segal’s decades of experience in Latin America have enabled her to create an extensive network among Latin America’s political and business leaders. Given the increasing political and other challenges involved with doing business across national borders in Latin America, the board believes that Ms. Segal’s prior experience and extensive knowledge of these affairs qualify her to serve as a director of our company.

Mario Eduardo Vázquez, age 83, joined our board in May 2008, has served as chairman of the audit committee since May 2008 and has served as a member of the nominating and corporate governance committee since March 2009. He is also a member of the compensation committee. Mr. Vázquez serves as a member of the board of directors and as the president of the audit committee of Globant S.A. (NYSE: GLOB) and Despegar.com, Corp, and as President of the compensation committee and corporate governance and nominating committee of Globant S.A. Mr. Vázquez served as the chief executive officer of Grupo Telefónica in Argentina from June 2003 to November 2006, and served as a member of the board of directors of Telefónica S.A. Spain from November 2000 to November 2006. He has also served as a regular member of the board of directors of Telefónica Argentina S.A. and Telefónica Holding Argentina S.A., and as alternate member of the board of directors of Telefónica de Chile S.A until 2012. Mr. Vázquez served as a member of the board of directors of YPF S.A. and as the president of the Audit Committee of YPF S.A until 2012. Since November 2006, Mr. Vázquez has pursued personal interests in addition to his service as a director. Mr. Vázquez spent 23 years as a partner and general director of Arthur Andersen for Argentina, Chile, Uruguay and Paraguay (Pistrelli, Diaz y Asociados and Andersen Consulting—Accenture), where he served for a total of 33 years until his retirement in 1993. Mr. Vázquez previously taught as a professor of Auditing at the Economics School of the University of Buenos Aires. Mr. Vázquez received a degree in accounting from the University of Buenos Aires.

Key Attributes, Experience and Skills:

Mr. Vázquez was chosen to join our board specifically to serve our audit committee as its audit committee financial expert. We targeted a director with financial and auditing experience specific to Latin American businesses. Mr. Vázquez worked in auditing for Arthur Andersen for 33 years total, including 23 years as a partner and general director, in many of our markets, including Argentina, Chile, Uruguay and Paraguay. He also brings an academic perspective to the position from his time as a professor of Auditing at the Economics School of the University of Buenos Aires. Finally, Mr. Vázquez has employed these skills as a board member of several other technology and other companies, thus has important experience serving as a director and audit committee member.

Alejandro Nicolás Aguzin, aged 50, joined our Board in January 2017 and has served as a member of the nominating and corporate governance committee since February 2018. Mr. Aguzin is the Chairman and CEO of J.P. Morgan Asia Pacific, overseeing the firm’s overall activities across Asia Pacific, as well as CEO of International Private Bank, J.P. Morgan. He chairs the Asia Pacific Management Committee, and is also a member of J.P. Morgan’s firmwide Corporate & Investment Bank Management Committee. Mr. Aguzin was previously the CEO for J.P. Morgan Latin America, responsible for overseeing all of J.P. Morgan’s activities in Latin America. He was also the Head of Investment Banking Coverage, Mergers & Acquisitions and Capital Markets in the region. He joined J.P. Morgan in 1990 in Buenos Aires as a financial analyst in the Credit Group and has spent his career advising clients on strategic and corporate finance transactions. In 1991, he moved to New York, where he worked in the Corporate Finance Services Group and focused primarily on cross-border mergers and acquisitions for U.S. clients. In 1992, he returned to Buenos Aires in the Investment Banking team where he participated in several privatizations, capital markets and advisory transactions. In 1996, he moved to the Latin America Mergers & Acquisitions Group in New York, being appointed head of the group in 2000. In 2002, he expanded his responsibilities and was appointed head of Latin America Investment Banking Coverage, Mergers & Acquisitions and Capital Markets, formerly known as Latin America Investment Banking. In 2005, he was appointed CEO for Latin America. During 2008 and 2009, in addition to his responsibilities as CEO for Latin America and head of Latin America Investment Banking, Mr. Aguzin served as Senior Country Officer for Brazil. He holds a bachelor degree in Economics from the Wharton School of the University of Pennsylvania and is fluent in Spanish, Portuguese and English.

Key Attributes, Experience and Skills:

Mr. Aguzin brings a deep understanding of financial markets and investment banking activities which provide valuable business experience and critical insights on the roles of finance and strategic transactions in our business. Our board believes that his knowledge of the Latin American and Asian economies and markets, coupled with the professional network that he has developed in those regions throughout his career in investment banking, makes him an asset to our company.

Class II Directors

Nicolás Galperin, 50, joined our board in 1999. Mr. Galperin worked at Morgan Stanley & Co. Incorporated, an investment bank, from 1994 to 2006, and his last position was managing director and head of trading and risk management for the London emerging markets trading desk, as well as a trader of high-yield bonds, emerging markets bonds and derivatives in New York and London. Mr. Galperin founded Onslow Capital Management Limited, an investment management company that was based in London, in 2006, and worked at the company until its closure in 2018. Mr. Galperin is now an investor based in London. Mr. Galperin graduated with honors from the Wharton School of the University of Pennsylvania. Mr. Galperin is the brother of Marcos Galperin, our chairman, president, chief executive officer and Class III Director nominee.

Key Attributes, Experience and Skills:

Mr. Galperin’s career in investment banking and investment management, including serving in various leadership roles at Morgan Stanley and Onslow Capital Management, provide valuable business experience and critical insights on the roles of finance and strategic transactions in our business. His particular focus on emerging capital markets and his leadership in risk management contribute key skills to our board. Based in London, Mr. Galperin brings experience with both Latin American and European businesses. In addition to this global business perspective, Mr. Galperin’s extensive experience in banking and investments includes an understanding of financial statements, corporate finance, accounting and capital markets and fixed income products and derivatives.

Meyer “Micky” Malka Rais, 44, joined our board in March 2013 and has served as chairman of the compensation committee and as a member of the audit committee since then. Mr. Malka is the managing partner and founder of Ribbit Capital LP, a venture capital fund focused on investing in innovative companies in the financial services sector, a position he has held since May 2012. Mr. Malka has more than twenty years of experience building and investing in technology and financial services across three continents. Mr. Malka currently serves on the boards of several companies, including Credit Karma, Inc.,  a free credit and financial management platform; LendingHome Corporation,  the largest online marketplace for home mortgages; Invoice2go, Inc.,  which offers invoicing solutions to small businesses on mobile applications; and Brex, Inc., a payments company offering the first corporate credit card for startups, among others. In 1991, at the age of 18, Mr. Malka co-founded Heptagon Group, a securities and investment broker dealer servicing the

Venezuelan and U.S. markets, where he served as chief operating officer. In 1998, Mr. Malka developed the online brokerage Patagon.com, Inc., which became Latin America’s first comprehensive Internet-based financial services portal and dealer until its acquisition in March 2000 by the Spanish bank Banco Santander. In 2003, he co-founded Banco Lemon, a Brazilian retail bank serving the underbanked population, which went on to become one of the largest private microfinance institutions in Brazil until 2009 when it was acquired by Banco do Brasil, Latin America’s largest bank. In July 2008, Mr. Malka co-founded and was co-chief executive officer of Bling Nation Ltd., a Palo Alto-based mobile payments private company, until July 2011 when it evolved into Lemon Inc, which was then acquired by LifeLock in 2013. In May 2011, Mr. Malka co-founded Banco Bracce, a Brazilian financial banking institution specializing in lending for mid-sized companies in Brazil. Banco Bracce was sold in 2014. Mr. Malka graduated with a degree in economics from the Universidad Católica Andrés Bello in Caracas, Venezuela in 1996 and currently resides in Palo Alto, California.

Key Attributes, Experience and Skills:

Mr. Malka is an entrepreneur who brings deep industry expertise and expansive operational experience to our board. He has spent his career in the financial products and payments industries, and he has gained deep understanding of the transformative role that technology can play in these industries. From co-founding one of the earliest online brokerages in Latin America to creating a microfinance bank with thousands of branches throughout Brazil, to co-founding one of the earliest mobile payments companies in the United States, Mr. Malka has been at the forefront of bringing fundamentally transformative technologies to financial services. Serving as both an executive and a board member at companies of all stages of growth, he understands how to manage the transition from a rapidly growing start-up to a successful public company, while preserving the entrepreneurial spirit necessary to continually innovate. His deep industry expertise and diverse professional experiences give him critical business insights into the challenges and opportunities presented to our business.

Javier Olivan, 41, joined our board in December 2012. Mr. Olivan is the Vice President of Central Product Services at Facebook, Inc. (NYSE: FB). Since 2007, Mr. Olivan has been responsible for Facebook’s international efforts, setting strategy and driving the growth of their global user base through product, marketing and internationalization initiatives. Among other teams, Mr. Olivan also oversees all ads products, integrity products, social good products, growth analytics, growth marketing and data science efforts. He is also working closely with Facebook’s Internet.org initiative, working with mobile operators to accelerate the adoption of the internet around the world. Prior to working at Facebook, Inc., Mr. Olivan was a product manager at Siemens Mobile where he led a cross-functional team charged with the development and market launch of handset devices. Earlier in his career, Mr. Olivan worked for NTT Corporation in Japan as a research and development engineer and was responsible for developing software that enabled high-quality wireless video transmission to mobile devices. Mr. Olivan holds a master’s degree in business administration from Stanford University and master’s degrees in both electrical and industrial engineering from the University of Navarra.

Key Attributes, Experience and Skills:

Mr. Olivan contributes extensive knowledge in creating and growing internet usage across the globe and over various platforms (web and mobile). He also has a deep understanding of how social networks work, which uniquely positions him to provide thoughtful counsel to us as we explore opportunities at the intersection of commerce and social media.

Director Independence and Family Relationships

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Under NASDAQ’s rules, in order for a director to be deemed independent, our board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director of our company. As part of our corporate governance guidelines, our board has adopted guidelines setting forth categories of relationships that it has deemed material for purposes of making a determination regarding a director’s independence. On an annual basis, each member of our board is required to complete a questionnaire designed to provide information to assist our board in determining whether the director is independent under NASDAQ rules and our corporate governance guidelines. Our board has determined that each of Messrs. Calemzuk, Malka, Olivan, Vázquez, Sallouti, Aguzin and Ms. Segal, is independent under the listing standards of NASDAQ and our corporate governance guidelines. Our governance guidelines require any director who has previously been determined to be independent to inform the chairman of our board and our corporate secretary of any change in circumstance that may cause his or her status as an independent director to change.

Other than our chief executive officer and Mr. Nicolás Galperin, who are brothers, there are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Board Leadership Structure

We do not have a fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer and believe that any determination in this regard is part of the executive succession planning process. The board understands that there is no single, generally accepted approach to providing board leadership and, in light of the competitive and dynamic environment in which we operate, the appropriate board leadership structure may vary from time to time as circumstances warrant.

Mr. Galperin currently serves as both our chairman and our president and chief executive officer. Our board believes service in these dual roles is in the best interests of our company and our stockholders. Mr. Galperin co-founded our company, has served as chief executive officer since our inception and is the only member of management on the board. The board is confident that he possesses the most thorough knowledge of the issues, opportunities and challenges facing us and our business and, accordingly, is the person best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees and users.

Because the board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the board has established the position of lead independent director. The lead independent director is an independent director elected annually by the board. Mr. Calemzuk currently serves as the lead independent director, a position to which he was appointed in February 2016. As lead independent director, he chairs and has authority to call formal closed sessions of the independent directors, leads board meetings in the absence of the chairman, and leads the annual board self-assessment process. In addition, the lead independent director, together with the chair of the nominating and corporate governance committee, conducts interviews to confirm the continued qualification and willingness to serve of each director whose term is expiring at an annual meeting prior to the time at which directors are nominated for re-election.

Our board will continually evaluate the current leadership structure of the board with the goal of maximizing its effectiveness.

Risk Oversight

Our board of directors provides various forms of risk oversight. As part of this process, the board seeks to identify, prioritize, source, manage and monitor our critical risks. To this end, our board periodically, and at least annually, reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

The board has generally retained the primary risk oversight function and has an active role, in its entirety and also at the committee level, in overseeing management of our material risks. The board regularly reviews information regarding our operations, strategic plans and liquidity, as well as the risks associated with each. The audit committee oversees management of financial and internal control risks as well as the risks associated with related party transactions. Our head of internal audit reports directly to the audit committee. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The nominating and corporate governance committee oversees the management of risks associated with the composition and independence of our board and oversees our corporate governance policies and procedures related to risk management, including our whistleblower procedures, insider trading policy and corporate governance guidelines. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

Stockholder Communications with our Board

Stockholders may communicate with our board, board committees or individual directors, including the lead independent director, c/o Corporate Secretary, Arias 3751, 7th Floor, Buenos Aires, Argentina, C1430CRG. The nominating and corporate governance committee has delegated responsibility for initial review of stockholder communications to our manager of investor relations. In accordance with the committee’s instructions, our investor relations team will summarize all correspondence and make it available to each member of our board. In addition, the manager of investor relations will forward copies of all stockholder correspondence to each member of the nominating and corporate governance committee, except for communications that are (a) advertisements or promotional communications, (b) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues, or (c) clearly unrelated to our business, industry, management, or board or committee matters.

Attendance at Annual Meetings

We do not have a policy regarding director attendance at annual meetings of our stockholders. No members of our board of directors were able to attend our 2018 Annual Meeting of Stockholders in person.

Formal Closed Sessions

At the conclusion of each regularly scheduled board meeting, the independent directors have the opportunity to meet without our management or the other directors. The lead independent director leads these discussions.

Board Compensation

Board compensation is determined by our board following a recommendation from our compensation committee. Only the directors who our board determines to be independent directors receive compensation for their service. Current board compensation is described under the heading “Director Compensation” below.

Outside Advisors

The board and each of its committees may retain outside advisors and consultants of their choosing at our expense. The board does not need to obtain management’s consent to retain outside advisors.

Conflicts of Interest

We expect our directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. MercadoLibre’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive, and employee. In order to better protect MercadoLibre and its stockholders, we periodically review our code of business conduct and ethics to ensure that it provides clear guidance to our employees and directors.

Transparency

We believe it is important that our stockholders understand our governance practices. In order to help ensure the transparency of our practices, we have posted information regarding our corporate governance procedures on our investor relations website at http://investor.mercadolibre.com.

Board Effectiveness and Director Performance Reviews

It is important to us that our board and its committees are performing effectively and in the best interests of our company and our stockholders. The board and each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. Our lead independent director follows up on this feedback and takes such further action with directors receiving comments and other directors as he deems appropriate.

Succession Planning

The board recognizes the importance of effective executive leadership to MercadoLibre’s success, and meets to discuss executive succession planning at least annually. As part of this process, our board reviews the capabilities of our senior leadership as set out in written succession planning documents and identifies and discusses potential successors for members of our executive staff, including the chief executive officer. Our nominating and corporate governance committee leads the succession planning process for our chief executive officer and other senior officers and performs a similar analysis with respect to the rest of our board.

Auditor Independence

We have taken a number of steps to ensure the continued independence of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the audit committee, and we limit the use of our auditors for non-audit services. The fees for services provided by our auditors in 2018 and 2017 and our policy on pre-approval of non-audit services are described under the section below entitled “Proposal Four: Ratification of Independent Registered Public Accounting Firm.”

Corporate Hotline

We have established a corporate telephone hotline and Internet site to allow any employee to confidentially and anonymously lodge a complaint about any accounting, internal control, auditing or other matter of concern.

Board Committees

Board committees help our board perform effectively and efficiently, but do not replace the oversight of our board as a whole. There are currently three principal standing board committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee meets regularly and has a written charter that has been approved by our board, which is available on our investor relations website at http://investor.mercadolibre.com. In addition, at each regularly scheduled board meeting, a member of each committee reports on any significant matters addressed by the committee subsequent to the board’s most recent prior meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

The following table lists the current members of each of our three principal standing board committees:

	Audit	Compensation	Nominating & Corporate Governance
Emiliano Calemzuk*		X	Chair
Meyer Malka*	X	Chair
Susan Segal*	X
Mario Vázquez*	Chair	X	X
Nicolás Aguzin*			X

*Independent Director.

Audit Committee

The audit committee, which met four times and took seven actions by unanimous written consent during fiscal year 2018, is comprised of Mr. Vázquez (Chairman), Mr. Malka and Ms. Segal. Our board has determined that each of the directors serving on our audit committee is independent as defined under the rules of the SEC and as defined in the Listing Rules of NASDAQ, and that Mr. Vázquez is an “audit committee financial expert,” as defined under the rules of the SEC. The audit committee is responsible for:

•

reviewing the performance of our independent registered public accounting firm and making recommendations to our board regarding the appointment or termination of our independent registered public accounting firm;

•	considering and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm;
•

overseeing management’s establishment and maintenance of our accounting and financial reporting processes, including our internal controls and disclosure controls and procedures, and the audits of our financial statements;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the audit committee deems necessary;
•	determining compensation of the independent registered public accounting firm, compensation of advisors hired by the audit committee and ordinary administrative expenses;
•	reviewing annual and quarterly financial statements prior to their release;
•	preparing the report required by the rules and regulations of the SEC to be included in our annual proxy statement;
•	reviewing and assessing the adequacy of the committee’s formal written charter on an annual basis;
•

reviewing and discussing with management our major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal and regulatory risks, and the steps we have taken to detect, monitor and actively manage such exposures;

•

reviewing significant legal, compliance and regulatory matters that could have a material impact on our financial statements or our business, including material notices to or inquiries received from governmental agencies;

•	receiving and considering the independent auditors’ comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls;
•

reviewing the experience and qualifications of senior members of the internal audit function on an annual basis, including the responsibilities, staffing, budget and quality control procedures of the internal audit function; and

•	handling such other matters that are specifically delegated to the audit committee by our board from time to time.

For more information, please see “Audit Committee Report” beginning on page 39 of this proxy statement.

Compensation Committee

The compensation committee, which met twice and took one action by unanimous written consent during fiscal year 2018, is comprised of Messrs. Malka (Chairman), Calemzuk and Vazquez. Our board has determined that each of the directors serving on our compensation committee is independent as defined in the Listing Rules of NASDAQ. Pursuant to its charter, the compensation committee is responsible for:

•	recommending to our board for determination, the compensation and benefits of all of our executive officers and key employees;
•	recommending to our board for determination, the compensation and benefits of non-employee directors;
•	monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives;
•	administering our stock plans and other incentive compensation plans and preparing recommendations and periodic reports to our board concerning these matters;
•

preparing the report required by the rules and regulations of the SEC to be included in our annual proxy statement and assisting management in the preparation of the compensation discussion and analysis included in this proxy statement; and

•	such other matters that are specifically delegated to the compensation committee by our board from time to time.

Our board has adopted a written charter for our compensation committee, which is posted on our investor relations website at http://investor.mercadolibre.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which met once during fiscal year 2018, is comprised of Messrs. Calemzuk (Chairman), Aguzin and Vázquez. Our board has determined that each of the directors serving on our nominating and corporate governance committee is independent as defined in the Listing Rules of NASDAQ. The nominating and corporate governance committee is responsible for:

•	recommending to our board for selection, nominees for election to our board;
•	making recommendations to our board regarding the size and composition of the board, committee structure and membership and retirement procedures affecting board members;
•	monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance;
•	reviewing correspondence received from stockholders; and
•	such other matters that are specifically delegated to the nominating and corporate governance committee by our board from time to time.

Our board has adopted a written charter for our nominating and corporate governance committee, which is posted on our investor relations website at http://investor.mercadolibre.com. That charter requires the nominating and corporate governance committee to consider the desired composition of our board, including such factors as expertise and diversity, and our corporate governance guidelines provide that, in consideration of the composition of our board, diversity of backgrounds and expertise should be emphasized.

Other Committees

From time to time, our board may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our board.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC filings and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Our audit committee must approve any waiver of the code of business conduct and ethics for our executive officers or directors, and any waiver shall be promptly disclosed. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the code of business conduct and ethics applicable to our chief executive officer and chief financial officer by posting the required information on our investor relations section of our website at http://investor.mercadolibre.com.

Director Nominations

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our board performs the functions of a nominating committee. The nominating and corporate governance committee’s charter describes the committee’s responsibilities, including identifying, reviewing, evaluating and recommending director candidates for nomination by our board. Our corporate governance guidelines also contain information concerning the responsibilities of the nominating and corporate governance committee with respect to identifying and evaluating director candidates. Both documents are published on our investor relations website at http://investor.mercadolibre.com.

Director Candidate Recommendations and Nominations by Stockholders. The nominating and corporate governance committee’s charter provides that the committee will consider director candidates recommended by stockholders. The charter of the nominating and corporate governance committee provides that it will evaluate all candidates for election to our board, regardless of the source from which the candidate was first identified, based on the totality of the merits of each candidate and not based upon minimum qualifications or attributes. Stockholders should submit any such recommendations for the consideration of our nominating and corporate governance committee through the method described under “Stockholder Communications” above. In addition, any stockholder of record entitled to vote for the election of directors may nominate persons for election to our board if that stockholder complies with the notice procedures summarized in “Stockholder Proposals for 2020 Annual Meeting” beginning on page 45 of this proxy statement.

Process for Identifying and Evaluating Director Candidates. The nominating and corporate governance committee evaluates all director candidates in accordance with the criteria described in our corporate governance guidelines and the nominating and corporate governance committee charter. The committee evaluates any candidate’s qualifications to serve as a member of our board based on the skills and characteristics of individual board members as well as the composition of our board as a whole. In addition, the nominating and corporate governance committee will evaluate a candidate’s independence, skills, experience, reputation, integrity, potential for conflicts of interest and other appropriate qualities in the context of our board’s needs.

Director diversity. We do not have a formal policy about diversity of our board membership, but the nominating and corporate governance committee will consider a broad range of factors when nominating individuals for election as directors, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. The nominating and corporate governance committee neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits.

Directors Attendance at Meetings of our Board of Directors and Board Committees

Our board held five meetings and took five actions by written consent during the fiscal year ended December 31, 2018. All of our directors attended 75% or more of the aggregate of all meetings of the board of directors and the board committees on which they served during 2018.

DIRECTOR COMPENSATION

On August 2, 2016, our board, upon the recommendation of the compensation committee, adopted a director compensation program that sets compensation for our independent directors for the period from June 2016 to June 2019. For 2018, each independent director receives an annual fee for board services comprised of a non-adjustable board service award and an adjustable board service award. The non-adjustable board service award consists of a fixed cash payment of $60,000. The adjustable board service award consists of a fixed cash amount of $100,000 adjusted to reflect the annual change in the average closing trading price of our stock.

The compensation committee reviews our director compensation policy with the primary objective of matching compensation levels to the relative demands associated with serving on our board and its various committees. The compensation committee will review the Director Compensation Program for the period after June 10, 2019.

Directors who are not classified as independent directors by our board do not receive any compensation for their service as directors on our board. We reimburse our non-employee directors for travel and other reasonable out-of-pocket expenses incurred in attending meetings of our board and its committees.

Director Compensation for 2018

The following table summarizes compensation earned by our non-employee directors for the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash (1)	Non-Equity Incentive Plan Compensation (2)	Total
Emiliano Calemzuk	$81,913	$108,561	$190,474
Nicolás Galperin (3)	-	-	-
Meyer Malka	81,913	108,561	190,474
Javier Olivan	60,000	108,561	168,561
Susan Segal	60,000	108,561	168,561
Mario Eduardo Vázquez	81,913	108,561	190,474
Roberto Balls Sallouti	60,000	108,561	168,561
Alejandro Nicolás Aguzin	60,000	108,561	168,561
Total	$485,739	$759,927	$1,245,666

(1)The amounts in this column include all fees earned for calendar year 2018, as described above, and additional retainers for committee chairs and the lead independent director, with the chair of each of the audit committee, the compensation committee and the nominating and corporate governance committee and the lead independent director receiving an additional cash retainer in the amount of $21,913, $21,913, $7,304 and $14,609, respectively.

(2)The amounts in this column include the adjustable board service award earned under the 2017 Director Program for the period from January to June 2018. The adjustable board service award under the 2018 Director Program is not determinable until the date of the 2019 Annual Meeting of Stockholders, so it was calculated considering (a) the average closing sale price of our common stock on NASDAQ during the 30 trading day period preceding the 2018 year end divided by (b) the average closing sale price of our common stock on NASDAQ during the 30 trading day period preceding the 2018 Annual Meeting of Stockholders.

(3)Mr. Nicolás Galperin is not an independent director and did not receive any compensation for his services on our board in 2018 in accordance with our policy not to compensate non-independent directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of our common stock with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon review of the copies of such reports furnished to us or prepared by us and written representations that no other such reports were required, we believe that during the period from January 1, 2018 through December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with on a timely basis, with the exception of one transaction for Mr. Calemzuk which was reported on a Form 4 filed on April 10, 2019.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of our board, and serve until their successors are elected and qualified or until their earlier death, resignation or removal. The following table contains information regarding our executive officers as of March 1, 2019.

Name	Age	Position
Marcos Galperin	48	Chairman of the Board, President and Chief Executive Officer
Pedro Arnt	45	Executive Vice President and Chief Financial Officer
Stelleo Tolda	51	Executive Vice President and Chief Operating Officer
Osvaldo Giménez	49	Executive Vice President—Payments
Daniel Rabinovich	41	Executive Vice President and Chief Technology Officer
Marcelo Melamud	49	Senior Vice President and Chief Accounting Officer

For biographical information on our chief executive officer, please see the biographical description provided above under the caption “Information on Our Board of Directors and Corporate Governance.”

Pedro Arnt has served as our chief financial officer since June 1, 2011. Prior to his appointment as chief financial officer, Mr. Arnt served in various capacities since joining MercadoLibre in December 1999. He initially led the business development and marketing teams as vice president, and later managed our customer service operations. He then held the position of vice president of strategic planning, treasury and investor relations, actively participating in our transition from a private to a public company, and playing an important role in capital markets, corporate finance, strategic planning and treasury initiatives. Prior to joining MercadoLibre, Mr. Arnt worked for The Boston Consulting Group. He is a Brazilian citizen and holds a bachelor’s degree, magna cum laude, from Haverford College and a master’s degree from the University of Oxford.

Stelleo Tolda has served as our chief operating officer since April 1, 2009. Prior to his appointment as chief operating officer, Mr. Tolda served as a senior vice president and as our country manager of Brazil since 1999. In that role he guided MercadoLibre to its current position as the leading e-commerce marketplace in Brazil. Before joining MercadoLibre, Mr. Tolda worked at Lehman Brothers Inc. in the United States in 1999, and at Banco Pactual and Banco Icatu in Brazil, from 1996 to 1997 and 1994 to 1996, respectively. He holds a master’s in business administration from Stanford University, and a master’s degree and bachelor’s degree in mechanical engineering, also from Stanford.

Osvaldo Giménez is an executive vice president and has been responsible for MercadoPago operations since February 2004. Mr. Giménez joined MercadoLibre in January 2000 as country manager of Argentina and Chile. Before joining us, Mr. Giménez was an associate in Booz Allen and Hamilton and worked for Santander Investments in New York. Mr. Giménez received a master’s in business administration from Stanford University and graduated from Buenos Aires Technological Institute with a bachelor’s degree in industrial engineering.

Daniel Rabinovich is an executive vice president and has served as our chief technology officer since January 2011. Prior to this appointment, Mr. Rabinovich served as our vice president of product development since January 2009, having joined MercadoLibre in March 2000 as an application architect. Before joining us, he worked in the application architecture team at PeopleSoft. Mr. Rabinovich holds a master’s degree in Technological Services Management from the Universidad de San Andres and graduated with honors from Buenos Aires University with a degree in information systems.

Marcelo Melamud is a senior vice president and has served as our chief accounting officer since August 15, 2008. Prior to this appointment, Mr. Melamud served as our vice president—administration and control since April 2008. From July 2004 through March 2008, he served as the director of finance of MDM Hotel Group, a developer, owner and operator of Marriott branded hotels in Miami, Florida. From July 1998 through July 2004, Mr. Melamud worked in various finance roles for Fidelity Investments, a provider of investment products and services. During his work at Fidelity Investments, Mr. Melamud served as the director of finance of the World Trade Center Boston/Seaport Hotel and he also served as the director of finance of MetroRed Telecom Group Ltd., a fiber-optic telecommunication provider of data, value added and hosting services within Latin America. Mr. Melamud received his master’s in business administration from the Olin Graduate School of Business at Babson College and is a certified public accountant in Argentina.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following tables set forth information, as of April 15, 2019, regarding the beneficial ownership of our common stock. This information is based solely on SEC filings made by the individuals and entities by that date and upon information submitted to us by our directors and executive officers.

• each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;
• each of our named executive officers;
• each of our directors; and
• all directors and executive officers as a group.

Except as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares shown as beneficially owned by the stockholder. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o MercadoLibre, Inc., Arias 3751, 7th Floor, Buenos Aires, Argentina, C1430CRG.

	Total Common Stock (1)
Name and Address of Beneficial Owner	Number	Percentage
Five percent stockholders (1):
Baillie Gifford & Co. (2)	5,208,620	10.56%
Galperin Trust (3)	4,000,000	8.11%
EuroPacific Growth Fund (4)	3,424,500	6.94%
Capital Research Global Investors (5)	2,739,040	5.55%

Directors and executive officers:
Marcos Galperin	—	—
Pedro Arnt	19,129	*
Osvaldo Giménez	18,385	*
Daniel Rabinovich	—	—
Stelleo Tolda (6)	91,003	*
Marcelo Melamud	—	—
Emiliano Calemzuk	2,669	*
Nicolás Galperin	—	—
Javier Olivan	—	—
Meyer Malka (7)	51,686	*
Susan Segal	—	—
Mario Vázquez	2,354	*
Roberto Balls Sallouti	—	—
Alejandro Nicolás Aguzin	10,000	*
All directors and executive officers as a group (14 persons)	195,226	*

*Indicates less than 1% ownership

(1)Based on an aggregate amount of 49,318,513 shares of our common stock issued and outstanding as of April 15, 2019.

 (2)According to a Schedule 13G/A filed on February 8, 2019 by Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, UK (“Baillie Gifford”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, Baillie Gifford is the beneficial owner of 5,208,620 shares of our common stock. Baillie Gifford has sole voting power over 2,171,645 shares of our common stock and sole dispositive power over 5,208,620 shares of our common stock. Securities reported on the Schedule 13G/A as being beneficially owned by Baillie Gifford are held by Baillie Gifford and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.

 (3)According to a Schedule 13G/A filed on February 14, 2017 jointly by the Galperin Trust, Alpenstrasse 15, Zug, CH-6304,Switzerland (the “Trust”), Meliga No. 1 Limited Partnership (“Meliga LP”) and Volorama Stichting (each a “Reporting Person”), each Reporting Person is the beneficial owner of 4,000,000 shares of our common stock, resulting from a gifts of an aggregate of 4,253,225 shares of common stock (the “Sch13 Shares”) by Marcos Galperin and his spouse (collectively, the “Settlors”) in connection with an estate planning transaction and according to Mr. Galperin’s Form 4 filed on February 24, 2015 relating to Mr. Galperin’s gift of 456,662 shares of common stock (together with the Sch13 Shares, the “Galperin Trust Shares”) to the Trust. Meliga LP sold 253,225 shares of Common Stock on August 5, 2016. The Trust is an irrevocable trust formed under New Zealand law by the Settlors that was established for the benefit of Mr. Galperin’s children and parents and certain charitable organizations. Intertrust Suisse Trustee GMBH (the “Trustee”) acts as the independent trustee of the Trust. As part of the estate planning transaction, the Trust concurrently transferred the Galperin Trust Shares to Meliga LP, a New Zealand limited partnership in which the Trust owns an approximately 99.999% limited partnership interest. Volorama Stichting, a Dutch foundation based in Amsterdam, The Netherlands, serves as the general partner (the “General Partner”) of Meliga LP. Pursuant to the limited partnership agreement of Meliga LP, the Galperin Trust Shares may not be voted or disposed of without the approval of the Trust (as limited partner) and the General Partner. In addition, pursuant to the settlement deed of the Trust, the Trustee is required to obtain the majority consent of a protective committee comprised of three individuals prior to taking any action with respect to voting or disposing of any of the Galperin Trust Shares. The Reporting Persons have shared voting power over 4,000,000 shares of our common stock and shared dispositive power over 4,000,000 shares of our common stock.

 (4)According to a Schedule 13G filed on February 14, 2019 by EuroPacific Growth Fund, 333 South Hope Street, Los Angeles, California 90071 (“EuroPacific”), an investment company registered under Section 8 of the Investment Advisers Act of 1940, EuroPacific is the beneficial owner of 3,424,500 shares of our common stock. EuroPacific is advised by Capital Research and Management Company, which manages equity assets for various investment companies through three divisions: Capital Research Global Investors, Capital World Investors, and Capital International Investors. EuroPacific’s shares may also be reflected in a filing made by Capital Research Global Investors, Capital International Investors and/or Capital World Investors.

 (5)According to a Schedule 13G filed on February 14, 2019 by Capital Research Global Investors, 333 South Hope Street, Los Angeles, California 90071 (“Capital Research”), an investment adviser registered under Section 240.13d-1(b)(1)(ii)(E)of the Investment Advisers Act of 1940, Capital Research is the beneficial owner of 2,739,040 shares of our common stock. Capital Research has sole voting power over 2,739,040 shares of our common stock and sole dispositive power over 2,739,040 shares of our common stock. Capital Research is a division of Capital Research and Management Company.

 (6)Includes 91,003 shares held by Tool, Ltd., of which Stelleo Tolda owns all of the outstanding equity.

 (7)Includes 49,978 shares of common stock owned of record by Ribbit Capital IV, L.P. (“Fund IV”) for itself and as nominee for Ribbit Founder Fund IV, L.P. (“FF IV”). Mr. Malka is the sole director of Ribbit Capital GP IV, Ltd., the general partner of each of Fund IV and FF IV, and as such, may be deemed to hold voting and investment power with respect to such shares. Mr. Malka disclaims beneficial ownership with regard to such shares, except to the extent of his proportionate pecuniary interest therein.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe and discuss our executive compensation program, including our philosophy to align our executive officers’ incentive compensation with stockholder value creation, the material elements of and total compensation paid to each of our named executive officers in 2018 and the processes used by our compensation committee when making compensation decisions.

The named executive officers in this proxy statement are:

•	Marcos Galperin, President and Chief Executive Officer
•	Pedro Arnt, Executive Vice President and Chief Financial Officer
•	Stelleo Tolda, Executive Vice President and Chief Operating Officer
•	Osvaldo Giménez, Executive Vice President—Payments
•	Daniel Rabinovich, Executive Vice President and Chief Technology Officer

The Executive Summary below provides an overview of our performance during 2018 and its correlation to our compensation decisions and practices.

Executive Summary

Our Business

Founded in 1999, MercadoLibre is the leading e-commerce company in Latin America. Through its six integrated e-commerce platforms including MercadoLibre, MercadoPago and MercadoEnvíos, it offers technology solutions that enable companies and individuals to buy, sell, announce, send and pay for goods and services over the internet. MercadoLibre serves millions of users, providing compelling technology-based solutions that democratize commerce and money, thus contributing to the development of a large and growing digital economy.

Executive Compensation Program Philosophy and Objectives

We operate in a rapidly evolving and highly competitive market that requires a highly qualified executive management team with strong operational skills. Our executive compensation philosophy is designed to align the compensation of our named executive officers with our business objectives and reward performance over both the short and long term. In evaluating the individual components of overall compensation for each of our named executive officers, the compensation committee reviews not only the individual elements of compensation, but also total compensation. By design, a significant portion of the compensation awarded under our executive compensation program is contingent upon company performance, in the case of our president and chief executive officer, and both individual and company performance, in the case of our other named executive officers. The committee remains committed to this philosophy of pay-for-performance and will continue to review executive compensation programs for the best methods to promote stockholder value through employee incentives.

We are committed to providing an executive compensation program that supports the following goals and philosophies:

•	aligning our management team’s interests with stockholders’ expectations;
•	effectively compensating our management team for actual performance over the short and long term;
•	attracting and retaining an experienced and effective management team;
•

motivating and rewarding our management team to produce growth and performance for our stockholders that is sustainable and consistent with prudent risk-taking and based on sound corporate governance practices; and

•	providing market competitive levels of target (i.e., opportunity) compensation.

Consideration of 2017 Stockholder Advisory Vote on Executive Compensation

At the 2018 Annual Meeting of Stockholders, stockholders approved our 2017 advisory vote on executive compensation with approximately 89.14% of the votes cast in favor. We believe that overwhelming support of our stockholders for the 2018 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. In the future, we will continue to consider the outcome of our say-on-pay votes and other stockholder feedback when making compensation decisions regarding our named executive officers.

Structure of Our 2018 Executive Compensation Program

As discussed in more detail beginning on page 26, our 2018 executive compensation program is comprised of three different compensation elements:

Element of Pay	Description of Element
Base Salary	Annual fixed cash compensation established based on the scope of the responsibilities and individual experience of our named executive officers, taking into account competitive market compensation.
Annual Bonus	Annual cash bonuses to compensate named executive officers for achieving short-term financial and operational goals during the preceding fiscal year.
Long-Term Retention Plan Bonus (“LTRP”)

Long-term cash incentive paid over a six-year period through annual fixed payments as well as annual variable payments that depend on the value of our stock over the six-year period over which the bonus is paid.

Highlights of Our Executive Compensation Program in 2018

In making its compensation decisions for the 2018 performance year, the compensation committee recognized our company’s 2018 results and the contributions and accomplishments of the named executive officers to our continuing growth story. The following is a summary of the highlights of our 2018 executive compensation program:

•

Base salary represents a relatively small percentage of total direct compensation for our named executive officers, with a significant portion of our named executive officers’ compensation based on the company’s demonstrated performance. As illustrated below, 95.2% of our chief executive officer’s total target direct compensation for our 2018 fiscal year was performance based and 91.3% of our other named executive officers’ average total target direct compensation was performance based.

•

A significant portion of the compensation awarded under our 2018 executive compensation program is contingent upon both individual and company performance, in the case of our named executive officers. In 2018, subject to satisfaction of Minimum Eligibility Conditions (described under “2018 Annual Bonus and 2018 LTRP Bonus Performance Elements” below), the total amount of our chief executive officer’s annual bonus was based on pre-determined company performance criteria. For each of our other named executive officers, subject to satisfaction of the Minimum Eligibility Conditions, the cash award was partially based on pre-determined company performance criteria and partially based on qualitative assessment of individual performance.

•

The bonuses granted to our named executive officers under our 2018 LTRP are paid out over a period of six years and subject to forfeiture if a named executive officer retires, resigns or terminates his employment for any reason, or if a named executive officer takes certain specified actions that could adversely affect our business. In addition, similar to the annual bonus, the 2018 LTRP bonus is tied directly to the satisfaction of minimum performance objectives. In the event the minimum performance objectives are satisfied, approximately 50% of the cash payable under the 2018 LTRP will move in tandem with increases or decreases in our stock price during the six year period over which the bonus is paid.

•	We continue to provide no executive perquisites.

How Compensation Decisions are Made

Role of the Compensation Committee

Our compensation committee reviews and sets all compensation programs applicable to our executive officers and directors, our overall compensation strategy for all employees, and the specific compensation of our executive officers on an annual basis. In the course of this review, the compensation committee considers our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives. The compensation committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as the committee deems appropriate. Our compensation committee has, from time to time, engaged compensation consultants to assist the compensation committee in reviewing and developing recommendations related to fixed and performance-based to compensation for our named executive officers as well as the market terms for our LTRP agreements.

Role of Executive Officers and Consultants

While the compensation committee determines our overall compensation philosophy and sets the compensation of our executive officers, it looks to our chief executive officer and the senior vice president of human resources and the compensation consultants retained by the committee, if any, to work within the compensation philosophy to make recommendations to the compensation committee with respect to both overall guidelines and specific compensation decisions. Each of our chief executive officer and our vice president of human resources provides the board and the compensation committee with their perspective on the performance of our executive officers as part of the annual personnel review and succession planning discussions and recommends to the compensation committee specific salary amounts for executive officers, other than the chief executive officer, and recommendations on other compensation programs, which the compensation committee considers before making final compensation determinations. Our senior vice president of human resources works closely with the chairman of our compensation committee and attends certain compensation committee meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice.

The compensation committee establishes compensation levels for our chief executive officer on its own or in consultation with the compensation consultants it retains, if any, and our chief executive officer is not present during any of these discussions.

Competitive Considerations

To set total compensation guidelines, the compensation committee reviews market data of companies against which the compensation committee believes our company competes for executive talent. The committee believes that it is necessary to consider this market data in making compensation decisions in order to attract and retain top-notch executive talent.

To facilitate making external compensation comparisons we initially established together with Mercer Consulting, our compensation peers in 2013. Mercer Consulting provided the compensation committee with competitive market data by analyzing proprietary third-party surveys and publicly-disclosed documents of companies in specified peer groups. In making 2018 peer group determinations, the compensation committee reviewed the peer groups selected in 2013 and some companies  were changed based on the size of revenue and market capitalization.  Accordingly, the compensation peers used to inform our 2018 compensation decisions were:

Factset	Citrix Systems
Twitter	Intuit
Red Hat	TripAdvisor
eBay	Verizon
Symantec	NetApp
Match Group

We also participate and analyze different surveys of market compensation practices in our industry and broadly across all industries. To determining 2018 executive officer compensation, our compensation committee takes in consideration information about compensation peers and market survey to craft competitive compensation packages appropriate for our particular executives.

Elements of Compensation

The following table summarizes the various elements of compensation paid to our named executive officers, in each of 2018, 2017 and 2016. Due to the SEC’s reporting requirements, the information set forth in the table below may not correspond with the amounts included in the table under the caption “Summary Compensation Table” below. However, we believe the following summary to be a more accurate reflection of the compensation actually paid in each of these years to our named executive officers.

Elements of Compensation Paid to Named Executive Officers in 2018, 2017 and 2016

(in U.S.	Year	Base	Annual	Long Term Retention Plans (Cash)(2)									Total
dollars)		Salary ($)(1)	Bonus ($)(1)(*)	2009 ($)	2010 ($)	2011 ($)	2012 ($)	2013 ($)	2014 ($)	2015 ($)	2016 ($)	2017 ($)	($)(**)
Marcos Galperin	2018	552,767	-	-	-	723,710	628,065	2,506,501	1,846,079	1,752,605	1,936,829	1,470,151	11,416,707
President and	2017	732,889	1,014,770	-	843,577	626,667	546,445	2,182,227	1,628,300	1,549,899	1,704,417	1,312,991	12,142,185
CEO	2016	602,195	833,684	327,565	559,323	427,844	379,231	1,517,874	1,182,162	1,134,639	1,228,313	-	8,192,830

Pedro Arnt	2018	216,709	-	-	-	350,182	303,902	472,098	347,708	330,102	364,800	276,902	2,662,403
Executive VP	2017	270,037	311,581	-	26,388	303,226	264,409	411,021	306,689	291,922	321,026	247,301	2,753,600
and CFO	2016	228,077	253,606	49,135	17,496	207,021	183,499	285,890	222,659	213,708	231,352	-	1,892,445

Stelleo Tolda	2018	243,915	-	-	-	350,182	303,902	472,098	347,708	330,102	364,800	309,042	2,721,749
Executive VP	2017	264,788	366,630	-	408,183	303,226	264,409	411,021	306,689	291,922	321,026	276,006	3,213,899
and COO	2016	220,298	325,025	163,783	270,640	207,021	183,499	285,890	222,659	213,708	231,352	-	2,323,876

Osvaldo Giménez	2018	227,165	-	-	-	175,091	303,902	472,098	347,708	330,102	364,800	309,042	2,529,908
Executive VP - Payments	2017	283,068	326,617	-	204,091	151,613	264,409	411,021	306,689	291,922	321,026	276,006	2,836,462
	2016	239,078	319,006	60,272	135,320	103,511	183,499	285,890	222,659	213,708	231,352	-	1,994,295

Daniel Rabinovich	2018	216,709	-	-	-	55,657	120,753	472,098	347,708	442,101	488,572	370,851	2,514,449
Executive VP and	2017	270,037	311,581	-	26,388	48,194	105,060	411,021	306,689	390,967	429,945	331,207	2,631,090
CTO	2016	228,077	253,606	49,135	17,496	32,903	72,912	285,890	222,659	286,217	309,846	-	1,758,742

(*)Please note that the values above, have excluded any allowance.

(**)The table above may not total due to rounding.

(1)Base salaries in respect of fiscal year 2018 are paid in Argentine pesos except for Stelleo Tolda whose base salary is paid in Brazilian Reales but disclosed above in U.S. dollars in each case, at the average exchange rate for the year ended December 31, 2018.

(2)For a description of our LTRPs, as defined below, see “—Elements of Compensation—Long-Term Retention Plans” and “—Prior Long-Term Retention Plans” below.

Base Salary

Base salaries for our named executive officers are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by the above peer companies for similar positions. Base salaries are reviewed at least annually for merit increases and cost of living adjustments, and adjusted from time to time to realign salaries with market levels based on the peer review and after taking into account individual responsibilities, performance and experience.

In reviewing base salaries for 2018, the compensation committee considered the comparative market data previously prepared by Mercer. The committee believes that each named executive officer’s salary level is appropriate in light of his roles and responsibilities within our company.

Annual Bonus

In addition to base salaries, each of our named executive officers is eligible to receive annual cash bonuses. The compensation committee uses annual cash bonuses to compensate named executive officers for achieving short-term financial and operational goals and, in the case of our named executive officers other than our president and chief executive officer, for achieving individual annual performance objectives during the preceding fiscal year. These objectives are generally established in the first half of the year and vary depending on the individual named executive officer, but relate generally to financial and operational targets as well as a cultural alignment assessment carried out by the chief executive officer for the rest of the named executive officers. If established objective thresholds for the annual performance period are not met, the executive does not receive a bonus under our annual cash bonus program for the year. After the end of each fiscal year, our actual performance is compared to the objectives established by our board of directors during the prior year to determine the annual cash bonus award payout.

A portion of each named executive officer’s annual bonus was based upon our company’s achievement of certain pre-determined goals for performance. For 2018, the compensation committee selected the following as the corporate performance (the “Consolidated Corporate Performance”) measures:

•

Net revenues minus bad debt (excluding Venezuela), defined as our net revenues for 2018, less the portion of our bad debt that is uncollectible and after adjustments for unusual items as determined by the compensation committee, in each case, excluding Venezuela net revenues minus bad debt;

•	Net income (excluding Venezuela), defined as our net income in 2018, excluding Venezuela net income, and after adjustments for unusual items as determined by the compensation committee;
•

Competitive NPS, which stands for Net Promoter Score and is defined as a metric of our Marketplace customers’ satisfaction, calculated as the percentage of promoters (customers who would likely recommend MercadoLibre ) minus the percentage of detractors (customers who would not likely recommend MercadoLibre). This metric is measured by Ipsos, a global market research consultant, through anonymous surveys that compare MercadoLibre with its main e-commerce competitors in each country.

The Consolidated Corporate Performance measure is calculated as a weighted average of the financial metrics described above (as set forth below in “ Weighting of 2018 Annual Bonus and 2018 LTRP Bonus Components”), which are converted from the local currency into to U.S. dollars at the previous year’s applicable exchange rate, in order to mitigate the impact of fluctuations in local currencies on the company’s operational performance.

The financial results of the corporate performance matrix 2018 were not achieved and according to them neither our Chief Executive Officer nor our named executive officers will receive Annual Bonus payment.

Long-Term Retention Plans

2018 Long-Term Retention Plan

The compensation committee makes annual grants of long-term incentive to focus its executives on the company’s long-term goals, in particular its share growth. The LTRP is designed to assist us in the retention of key employees that have valuable industry experience and developed competencies. As the company did not achieve the Minimum Eligibility Conditions for 2018 (as described below), the named executive officers will not receive the target amount of the 2018 LTRP award, which would have been paid as follows:

•	a cash payment equal to 16.66% of half of his or her 2018 LTRP bonus once a year for a period of six years, (the “Annual Fixed Payment”); and
•

on each date our company pays the Annual Fixed Payment to the named executive officer, he or she will also receive a cash payment equal to the product of (i) 16.66 % of half of the applicable 2018 LTRP bonus and (ii) the quotient of (a) the Applicable Year Stock Price (as defined below) over (b) $270.84, the average closing price of our common stock on the NASDAQ during the final 60 trading days of 2017. For purposes of the 2018 LTRP, the “Applicable Year Stock Price” is the average closing price of our common stock on the NASDAQ during the final 60 trading days of the fiscal year preceding the fiscal year in which the applicable payment date occurs, for so long as our common stock is listed on the NASDAQ.

2018 LTRP Bonus

The following table sets forth the nominal target value of the 2018 LTRP bonus and the portion of the 2018 LTRP bonus paid out for 2018 for each named executive officer:

	Nominal Target Value of 2018 LTRP Bonus	Portion of 2018 LTRP Bonus Paid Out in respect of 2018
Marcos Galperin	$5,946,400	$-
Pedro Arnt	$1,120,000	$-
Stelleo Tolda	$1,250,000	$-
Osvaldo Giménez	$1,250,000	$-
Daniel Rabinovich	$1,500,000	$-

Weighting of 2018 Annual Bonus and 2018 LTRP Bonus Performance Measures

The following table describes the components of each named executive officer’s 2018 annual bonus and 2018 LTRP bonus and the percentage weight of each element:

	Marcos	Pedro	Stelleo	Osvaldo	Daniel
	Galperin	Arnt	Tolda	Giménez	Rabinovich
Consolidated Performance—Constant Dollars (1)
Net Revenues Minus Bad Debt (excluding Venezuela) (2)	60.0%	60.0%	60.0%	60.0%	60.0%
Net Income (excluding Venezuela) (3)	30.0	30.0	30.0	30.0	30.0
Competitive NPS (4)	10.0	10.0	10.0	10.0	10.0
Overall Performance (5)	100.0%	100.0%	100.0%	100.0%	100.0%
Individual Performance Multiplier (6)
Above Expectations	1.2	1.2	1.2	1.2	1.2
Meet Expectations	1	1	1	1	1
Below Expectations	0.5	0.5	0.5	0.5	0.5

(1)Constant Dollars: financial metrics translated to U.S. dollars at the previous year’s applicable exchange rate, which is intended to isolate the operational performance from fluctuations in local currencies.

(2)Net Revenues Minus Bad Debt is defined as our net revenues, less bad debt charges and after adjustments for unusual items, if any, as determined by the compensation committee.

(3)Net Income is defined as our net income after adjustments for unusual items, if any, as determined by the compensation committee.

(4)Competitive NPS stands for Net Promoter Score and is a standard customer satisfaction metric, calculated as the percentage of promoters (customers likely to recommend MercadoLibre ) minus the percentage of detractors (customers not likely to recommend MercadoLibre). This metric is measured by Ipsos, a global market research consultant, through anonymous surveys that compare MercadoLibre with its main e-commerce competitors in each country.

(5)Overall Performance for our named executive officers is equal to the Weighted Average for the Consolidated Performance—Constant Dollars.

(6)Individual Performance Multiplier is set as a multiplier for the annual bonus for each executive officer based on the qualitative assessment of individual performance for the 2018 fiscal year.

2018 Annual Bonus and 2018 LTRP Bonus Performance Elements

The following table sets forth the target award levels for the various performance metrics (the “Minimum Eligibility Conditions”) included in the company performance goals for 2018 and actual performance realized against those objectives:

Metrics	2018 Actual	2018	Minimum as	% of Objective
	(in MM)	Objective (in MM)	percentage of Plan (1)	(2)
Consolidated Performance—Constant Dollars
Net Revenues Minus Bad Debt (excluding Venezuela)	1,772.7	1,929.3	79.8%	91.9%
Net Income (excluding Venezuela)	23.5	115.2	90.0%	20.4%
Competitive NPS	58.4%	59.9%	95.0%	97.5%
Weighted average - Overall Performance			84.4%	71.0%
Individual Performance Multiplier
Messrs. Galperin, Arnt, Tolda, Gimenez and Rabinovich				1.0
(1)

The minimum weighted average as percentage of Plan to meet the minimum eligible conditions was established at 84.4%. Due to the 71.0% achievement,  neither our Chief Executive Officer nor our named executive officers will receive an Annual Bonus or LTRP 2018 payment.

(2)	Percentage of objective cannot be higher than 110%.

Other Compensation and Benefits

Prior Long-Term Retention Plans. Our prior LTRPs, like our 2018 LTRP, provide our named executive officers, along with other members of senior management, the opportunity to receive certain cash payments subject to achievement of the Minimum Eligibility Conditions. If the Minimum Eligibility Conditions are achieved, each named executive officer is generally eligible to receive a fixed payment, payable in equal annual installments over a 6-8 year period and a variable payment on the same payment schedule, whose amount fluctuates based on the ratio of our average stock price for a period of trading days over the average stock price for a period of trading days in the year the LTRP award was granted to the named executive officer.

Equity awards. In 2009, our board adopted and our stockholders approved the 2009 Equity Compensation Plan. As of December 31, 2018, we had approximately 232,825 shares of common stock available for issuance under the 2009 Equity Compensation Plan. No awards were granted under the Plan in 2018.

Other compensation and benefits. We maintain broad-based benefits that are provided to certain full-time employees, including our named executive officers, including health insurance, extra vacation days, mobile telephones, executive education sponsorship programs, parking spaces and subsidized English, Spanish and/or Portuguese lessons. We also provide life insurance policies for some of our employees in Brazil and Argentina, including our named executive officers. We do not sponsor or maintain any pension plans for any of our employees.

Employment agreements. We have entered into employment agreements with each named executive officer as described below under “Employment Agreements.” Certain named executive officers may also receive benefits in the event of a change in control of our company as described under “Potential Payments Upon Termination or Change in Control.”

Life insurance and retirement benefits. We provide life insurance policies for each named executive officer, except for Mr. Galperin, providing for coverage of up to $755,000, with twice the level of coverage in the event of the named executive officer’s accidental death or disability. For Mr. Tolda provides for coverage of up to R$9,855,600. We also provide a retirement benefit for our named executive officers, except for Mr. Galperin, which consists of monthly company contributions equal to 5% of the named executive officer’s base salary plus annual bonus and are credited with interest at a rate equal to 2-2.5%.

Compensation Committee Report

The compensation committee of the board has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussions, the compensation committee recommended to the board of directors that it be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, as incorporated by reference from this proxy statement.

April 22, 2019	COMPENSATION COMMITTEE Meyer Malka (Chairman) Emiliano Calemzuk Mario Vazquez

Relationship of Compensation Practices to Risk Management

When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.

The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as discussed on page 15. The compensation committee has assessed our compensation policies and practices for our employees in 2018 and has concluded that these policies and practices ensure appropriate levels of risk-taking, while avoiding unnecessary risks that could have a material adverse effect on our company.

Summary Compensation Table

The following table sets forth compensation information for the years ended December 31, 2018, 2017 and 2016 for our named executive officers.

			Non-Equity
			Incentive Plan
			Compensation
Name and Principal Position	Year	Salary ($) (1)	($) (2)		All Other Compensation ($)		Total ($)
Marcos Galperin	2018	552,767	8,142,465	(3)	-		8,695,232
President and Chief	2017	732,889	11,539,116		-		12,272,005
Executive Officer	2016	602,195	8,190,567		-		8,792,762

Pedro Arnt	2018	216,709	1,861,055	(3)	26,170	(4)	2,103,934
Executive Vice	2017	270,037	2,455,112		11,839		2,736,988
President and Chief Financial Officer	2016	228,077	1,725,434		-		1,953,511

Stelleo Tolda	2018	243,915	1,882,362	(3)	109,122	(5)	2,235,399
Executive Vice	2017	264,788	2,919,653		-		3,184,441
President and Chief Operating Officer	2016	220,298	2,100,575		-		2,320,873

Osvaldo Giménez	2018	227,165	1,736,764	(3)	27,347	(6)	1,991,276
Executive Vice	2017	283,068	2,582,922		22,976		2,888,966
President—Payments	2016	239,078	1,819,234		-		2,058,312

Daniel Rabinovich	2018	216,709	1,703,261	(3)	23,732	(7)	1,943,702
Executive Vice	2017	270,037	2,512,760		19,389		2,802,186
President and Chief Technology Officer	2016	228,077	1,803,559		-		2,031,636

(1)Base salaries are paid in Argentine pesos except for Stelleo Tolda whose base salary is paid in Brazilian Reales, but disclosed above in U.S. dollars, at the average exchange rate for the year in which the base salary was paid.

(2)Bonuses are paid in Argentine pesos except for Stelleo Tolda whose annual bonus is paid in Brazilian Reales, but disclosed above in U.S. dollars at the spot exchange rate as of the payment date.

(3)Includes the variable portion of prior LTRPs paid in April 2019.

(4)Amount consists of (i) our payment on behalf of Mr. Arnt of $9,498 in life insurance premiums and (ii) our contributions of $16,672 under the retirement benefit provided to Mr. Arnt.

(5)Amount consists of (i) our payment on behalf of Mr. Tolda of $575 in life insurance premiums and (ii) our contributions of $108,547 under the retirement benefit provided to Mr. Tolda.

(6)Amount consists of (i) our payment on behalf of Mr. Gimenez of $10,636 in life insurance premiums and (ii) our contributions of $16,711 under the retirement benefit provided to Mr. Gimenez.

(7)Amount consists of (i) our payment on behalf of Mr. Rabinovich of $7,790 in life insurance premiums and (ii) our contributions of $15,942 under the retirement benefit provided to Mr. Rabinovich.

Grants of Plan-Based Awards for 2018

The table below summarizes plan-based awards granted to our named executive officers in 2018.

		Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)
Marcos Galperin		268,515	(2)	358,021	(2)	447,526	(2)
	June 28, 2018			5,946,400	(3)(4)

Pedro Arnt		113,615	(2)	151,486	(2)	189,358	(2)
	June 28, 2018			1,120,000	(3)(4)

Stelleo Tolda		160,090	(2)	213,453	(2)	266,816	(2)
	June 28, 2018			1,250,000	(3)(4)

Osvaldo Giménez		119,097	(2)	158,795	(2)	198,494	(2)
	June 28, 2018			1,250,000	(3)(4)

Daniel Rabinovich		113,615	(2)	151,486	(2)	189,358	(2)
	June 28, 2018			1,500,000	(3)(4)

(1)Represents estimated future payouts upon satisfaction of the Minimum Eligibility Conditions under our 2018 LTRP and 2018 annual bonus.

(2)The amount set forth reflects the annual discretionary cash bonus amounts that potentially could have been earned during 2018 based upon the executive’s performance goals.

(3)See “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Retention Plans – 2018 Long-Term Retention Plan” for information regarding the terms of the 2018 LTRP bonus.

(4)The maximum amount of each named executive officer’s 2018 LTRP bonus will depend on our stock price for the last 60-trading days of the applicable fiscal year.

We have entered into employment agreements and indemnification agreements with each of our named executive officers. For a detailed description, see “Employment Agreements” below.

Employment Agreements

We have previously entered into employment agreements with each of our named executive officers. The term of each of these employment agreements is for an undetermined period.

Each named executive officer that is party to an employment agreement is entitled to receive the base salary set forth in such named executive officer’s employment agreement, subject to the raises that we have provided to those named executive officers throughout the terms of their employment. In addition to base salary, the named executive officers may receive bonus compensation as we, in our sole discretion, elect to pay them in accordance with the bonus plan policy. The named executive officers are also entitled to reimbursement for reasonable out-of-pocket expenses that they incur on our behalf in the performance of their duties as named executive officers.

The employment agreements provide that, during a named executive officer’s employment and for so long afterwards as any pertinent information remains confidential, such named executive officer will not use or disclose any confidential information that we use, develop or obtain. The agreements provide that all work product relating to our business belongs to us or our subsidiaries, and the named executive officer will promptly disclose such work product to us and provide reasonable assistance in connection with the defense of such work product.

The agreements also provide that, during a named executive officer’s employment, and for a period of one year after the end of the named executive officer’s employment in the event of termination without “just cause,” and two years in the event of resignation or termination for “just cause” (the “non-competition period”), the named executive officer will not (1) compete directly or indirectly with us, (2) induce our or our subsidiaries’ employees to terminate their employment with us or to engage in any competitive business or (3) solicit or do business with any of our present, past or prospective customers or the customers of our subsidiaries.

Potential Payments Upon Termination or Change in Control

We may terminate a named executive officer’s employment in the event that we determine, in our sole discretion, that there is “just cause” (as defined below). If we terminate a named executive officer’s employment for “just cause,” such named executive officer will not be entitled to receive any severance benefits, except for severance obligations mandated under the laws of the country where the named executive officer resides. If we terminate the named executive officer’s employment without “just cause,” such named executive officer shall be entitled to a lump sum severance payment in an amount equal to the greater of (x) one year’s gross base salary or (y) the severance obligations mandated under the laws of the country where the named executive officer resides.

“Just cause” means and includes (1) the commission by the executive officer of any gross misconduct or any offense serious enough for the relationship to become impossible to continue, including without limitation, the executive officer’s willful and continuing disregard of the lawful written instructions of our board or such executive officer’s superiors, (2) any action or any omission by the executive officer, resulting in such executive officer’s breach of his duty of loyalty or any act of self-dealing, (3) any material breach by the executive officer of his duties and obligations under the employment agreement as decided by our board and (4) the executive officer’s conviction, in our board of director’s sole discretion, of any serious crime or offense for violating any law (including, without limitation, theft, fraud, paying directly or indirectly bribes or kick-backs to government officials, the crimes set forth in the U.S. Foreign Corrupt Practices Act of 1977 or the foreign equivalent thereof and the executive officer’s embezzlement of funds of our company or any of our affiliates).

In September of 2001, we implemented the 2001 Management Incentive Bonus Plan (the “Incentive Plan”). As established in the Incentive Plan, our chief executive officer established which officers would be eligible for the Incentive Plan. Pursuant to the Incentive Plan, in the event we are sold, the eligible officers, as a group, are entitled to receive a “sale bonus” and a “stay bonus.” If the purchase price is equal to or greater than $20,000,000 then the eligible officers as a group are entitled to receive (1) a sale bonus equal to 5.5% of the purchase price and (2) a stay bonus equal to 7.1% of the purchase price, subject in both cases to a maximum combined cap of $78,335,000. If the purchase price is less than $20,000,000, then the eligible officers, as a group, are entitled to receive the “stay bonus” only. The bonuses are divided between the eligible officers, including our named executive officers and others, according to the participation percentages established by our chief executive officer, in accordance with the Incentive Plan. All payments under the Incentive Plan would be made in a lump sum payment.

For additional information regarding potential payments under our LTRPs in the event of a termination of employment, see “—Elements of Compensation—Long-Term Retention Plan—2018 Long-Term Retention Plan” and “—Prior Long-Term Retention Plans”

The following tables represent the payments due to each named executive officer in the event of (i) his termination without just cause or (ii) a change in control (as defined under the 2018 LTRP) or (iii) his termination without Cause or resignation for Good Reason (each as defined under the 2018 LTRP) within 120 days prior to or on or after a change in control, assuming such event occurred on December 31, 2018.

Payments Due Upon Termination Without Cause (1)

Name	Salary ($)	Total ($)
Marcos Galperin	626,536	626,536
Pedro Arnt	265,101	265,101
Stelleo Tolda	337,967	337,967
Osvaldo Giménez	277,892	277,892
Daniel Rabinovich	265,101	265,101

(1)Represents severance payable to the named executive officer as required under local law.

Payment Upon a Change in Control (1)

Non-Equity Incentive
Name	Plan Compensation ($) (2)
Marcos Galperin	8,835,223
Pedro Arnt	1,756,911
Stelleo Tolda	1,821,191
Osvaldo Giménez	1,821,191
Daniel Rabinovich	2,150,892

(1)Excludes any sale or stay bonuses payable under the Incentive Plan upon a sale of our company, which bonus amounts are based on the purchased price in the event of a sale. See “—Potential Payments Upon Termination or Change in Control” for more information.

(2)Represents 50% of the outstanding awards held by the named executive officers under the LTRPs. All outstanding awards payable in this case are based on the average closing price of our common stock during the final 60 trading days of 2018.

Payments Due Upon Termination without Cause or Resignation with Good Reason In Connection with a Change In Control (1)

		Non-Equity Incentive
Name	Salary ($) (2)	Plan Compensation ($) (3)	Total ($)
Marcos Galperin	626,536	17,670,445	18,296,981
Pedro Arnt	265,101	3,513,822	3,778,923
Stelleo Tolda	337,967	3,642,382	3,980,349
Osvaldo Giménez	277,892	3,642,382	3,920,274
Daniel Rabinovich	265,101	4,301,783	4,566,884

(1)Excludes any sale or stay bonuses payable under the Incentive Plan upon a sale of our company, which bonus amounts are based on the purchased price in the event of a sale. See “—Potential Payments Upon Termination or Change in Control” for more information.

(2)Represents severance payable to the named executive officer as required by local law solely in the event of a termination without Cause.

(3)Represents 100% of all outstanding awards held by the named executive officers under the LTRPs. All outstanding awards payable in this case are based on the average closing price of our common stock during the final 60 trading days of 2018 and are payable in accordance with the ordinary payroll schedule or within 4 business days post termination.

Potential Payments Upon Death, Disability or Retirement

Under the terms of the life insurance policies provided to our named executive officers, other than Mr. Galperin, in the event of the executive’s death (by natural causes) or disability, the executive or his or her beneficiary, as applicable, would be entitled to receive $755,000 in proceeds from the third-party issuer of the policy and R$9,855,600 for Mr. Tolda. If the named executive officer dies in an accident, his or her beneficiary would be entitled to receive $1,505,000, payable by the third-party issuer of the policy, except for Mr. Galperin and Mr. Tolda.

Under the terms of the retirement benefit provided to our named executive officers, except for Mr. Galperin, in the event of their retirement, the named executive officer would be eligible to receive the amount accumulated with respect to the retirement benefit as of the date of retirement. Assuming the named executive officers who are eligible for the retirement benefit retired as of the last business day of 2018, the estimated amount of the benefits each named executive officer would receive under the terms of the retirement benefit are $10,284 for Mr. Arnt, $23,562 for Mr. Gimenez, $22,485 for Mr. Rabinovich and $108,547 for Mr. Tolda.

Pay Ratio Disclosure

As required by Section 953(b) of the Financial Reform Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all our employees, other than Mr. Galperin, to the annual total compensation of Mr. Galperin, our chief executive officer. We identified the median employee by examining the 2018 annual total compensation, consisting of base salary, annual bonus and LTRPs, if applicable, for all individuals, excluding Mr. Galperin, who were employed by us on December 31, 2018.

For 2018,

•	The annual total compensation of our median employee was $17,480; and
•	The annual total compensation of our chief executive officer for purposes of determining the pay ratio was $ 8,695,232.

Based on this information, for 2018, the ratio of the annual total compensation of our chief executive officer, to the annual total compensation of our median employee was estimated to be 497 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC regulations and guidance based on our payroll and employment records. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Supplemental Ratio

We have calculated a supplemental ratio with the following differences from the aforementioned CEO pay ratio (which was calculated in accordance with the SEC’s rules):

The amount of LTRP to be paid is subject to the price of our common stock on the NASDAQ, which can result in significant variability in payout year over year. For purposes of the supplemental ratio, we have calculated the annual total compensation of our chief executive officer for 2018 using the target value of his 2018 LTRP award, which mitigates the effect of fluctuations in the price of our common stock. Given that financial results of the 2018 corporate performance matrix were not achieved, our Chief Executive Officer did not receive a 2018 LTRP bonus payment.

In addition, for purposes of the supplemental ratio, in identifying our median employee for the purpose of calculating that employee’s annual total compensation, we excluded all of our customer service representatives, whose responsibilities could be outsourced.

After making the above adjustments and due to the fact that our chief executive officer did not receive a 2018 LTRP bonus payment, the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee is estimated to be 23 to 1.

In addition, below is a chart comparing the most recent monthly minimum wage for a full-time employee in the main Latin American countries in which we operate, as reported by Mercer Human Resources, to an estimate of the current monthly minimum wage for a full-time employee in California.

MercadoLibre main locations	Monthly minimum wage in USD
Brazil	243
Argentina	291
Mexico	126
Colombia	243
Chile	417
Uruguay	441
Peru	255

U.S. (California state)	1980

The monthly minimum wage of a full-time employee in the main Latin American countries in which we operate, which is substantially lower than the estimate of the monthly minimum wage for a full-time employee located in California, may be useful to consider when comparing our CEO pay ratio with that of public companies whose workforce is predominantly located in the United States.

PROPOSAL TWO:
ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

Section 14A of the Exchange Act added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Financial Reform Act”) provides our stockholders with an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under “Executive Compensation,” our compensation program is designed to align the interests of management with those of our stockholders, apply a pay-for-performance philosophy and attract and retain top management talent. Our board believes that our current executive compensation program directly links executive compensation to our performance and properly aligns the interests of our named executive officers with those of our stockholders by:

• Having a significant portion of the compensation awarded under our 2018 executive compensation program be contingent upon company performance;
• Having base salary represent a relatively small percentage of total direct compensation for our named executive officers; and
• Having components of our compensation, such as the LTRP, tied to drivers of stockholder value over the long-term.

See the information set forth under “Executive Compensation” for more information on these elements of our executive compensation program.

For these reasons, our board strongly endorses our company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the MercadoLibre, Inc. Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2018, AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2018, Messrs. Malka (Chairman), Calemzuk, and Vazquez served as members of our compensation committee. None of the current members of our compensation committee has ever been an officer or employee of our company or our subsidiaries or had any relationship with us requiring disclosure as a related party transaction under applicable rules of the SEC. During fiscal year 2018, none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee; none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our board. All members of our compensation committee are independent in accordance with the applicable rules of NASDAQ and our corporate governance guidelines.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the fullest extent permitted by Delaware law.

Review, Approval or Ratification of Transactions with Related Parties

The board has delegated to the audit committee the responsibility to review and approve all transactions or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $120,000 and a “related person” (as defined in Item 404 of Regulation S-K) has a direct or indirect material interest. Transactions that fall within this definition will be referred to the audit committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of our company.

AUDIT COMMITTEE REPORT

Pursuant to SEC rules for proxy statements, the audit committee of our board has prepared the following Audit Committee Report. The audit committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the audit committee.

The audit committee of our board is composed of Mario Vázquez (Chairman), Meyer Malka and Susan Segal, all of whom are independent under the Listing Rules of NASDAQ and the rules and regulations of the SEC applicable to audit committees. The audit committee operates under a charter, which is posted on our investor relations website at http://investor.mercadolibre.com and annually reviewed by the board. This charter specifies the scope of the audit committee’s responsibilities and the manner in which it carries out those responsibilities.

The audit committee members are not professional accountants or auditors. Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

The audit committee also has discussed with Deloitte & Co S.A. the matters required to be discussed by the PCAOB Auditing Standard 1301, “Communications with Audit Committees,” as amended.

The audit committee has received the written disclosures and the letter from Deloitte & Co S.A. required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Co S.A.’s communications with the audit committee concerning independence and has discussed with Deloitte & Co S.A. its independence.

Based on the audit committee’s review and discussions with management and Deloitte & Co S.A. described above, the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The foregoing report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

AUDIT COMMITTEE

April 23, 2019	Mario Vázquez, Chairman Meyer Malka Susan Segal

PROPOSAL THREE:

ADOPTION OF THE AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN

At the 2019 Annual Meeting, the stockholders will be asked to approve the adoption of the Amended and Restated 2009 Plan. In April 2019, the compensation committee recommended, and the full board adopted the Amended and Restated 2009 Plan. However, no award of an option will be exercisable by any award recipient and no grant of restricted stock shall be made unless and until the Amended and Restated 2009 Plan has been approved by the stockholders. We have not made any awards to date under the Amended and Restated 2009 Plan. We are asking our stockholders to adopt the Amended and Restated 2009 Plan solely due to the expiration of the 2009 Equity Compensation Plan (the “2009 Plan”). Adoption of the Amended and Restated 2009 Plan will give authority to MercadoLibre to issue 1,000,000 shares of its common stock. The Amended and Restated 2009 Plan extends the expiration date of the current plan, incorporates other minor updates and increases the share reserve of the current plan. If approved, the Amended and Restated 2009 Plan will function in a substantially similar fashion as the 2009 Plan.

Our 2009 Plan is scheduled to expire on June 10, 2019. If the Amended and Restated 2009 Plan is not approved by the stockholders, upon expiration of the 2009 Plan, we will not have any effective equity compensation plans pursuant to which we would be able to reward persons who directly or indirectly contribute to our growth and success. Our board believes that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and encouraging such personnel to devote their best efforts to the business and financial success of and otherwise for the benefit of MercadoLibre.

Summary of the Amended and Restated 2009 Plan

The following summary of the Amended and Restated 2009 Plan is qualified in its entirety by the specific language of the Amended and Restated 2009 Plan, which is included in this proxy statement as Appendix A.

Background and Purpose. The Amended and Restated 2009 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to our employees and for the grant of non-qualified stock options, restricted stock and common stock to our employees, directors, advisors, independent consultants and contractors. The purpose of the Amended and Restated 2009 Plan is to provide us with a means of rewarding outstanding performance to MercadoLibre and to further our growth and success of by enabling key contributors to MercadoLibre to acquire shares of our common stock, thereby increasing their personal growth and success.

Common Stock Available Under the Amended and Restated 2009 Plan. A total of 1,000,000 shares of our common stock will be reserved for issuance pursuant to the Amended and Restated 2009 Plan, of which a maximum of 1,000,000 shares may be issued pursuant to incentive stock options. Shares covered by awards that are forfeited or terminated without exercise will be available for future awards. The shares of common stock issuable under the Stock Option Plan include (1) authorized but unissued shares, (2) shares of common stock held in our treasury, (3) shares acquired by us on any stock exchange on which our shares are traded or (4) a combination of (1), (2) and (3).

Administration of the Amended and Restated 2009 Plan. The Amended and Restated 2009 Plan is administered by our board or a committee appointed by the board (the body in charge of administering the Stock Option Plan is referred to as the “administrator”). Under the Amended and Restated 2009 Plan, in selecting the administrator and the membership of any committee acting as administrator, the board is required to consider the provisions of Rule 16b-3 under the Exchange Act regarding “non-employee directors.” Under our compensation committee charter, our board has delegated to the compensation committee responsibility for administering our stock plans, which will include the Amended and Restated 2009 Plan. The administrator determines the recipients of awards, times at which awards are granted, number of shares subject to each type of award, the time for vesting of each award and the duration of the exercise period for options.

Eligibility. Stock options, restricted stock and other awards may be granted under the Amended and Restated 2009 Plan to persons who are employees and directors of MercadoLibre or any of our subsidiaries. Incentive stock options may be granted only to employees. As of December 31, 2018, we had 7,572 employees and nine directors (including one employee director).

Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Each option is evidenced by a stock option agreement and is subject to the following terms and conditions:

Number of Options. The administrator will determine the number of shares granted to any eligible individual pursuant to a stock option.

Exercise Price. The administrator will determine the exercise price of options granted under our Plan at the time the options are granted, but the exercise price must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the common stock generally is determined with reference to the closing sale price for the stock (or the closing bid if no sales were reported) on the day the option is granted. As of April 15, 2019, the closing price of the common stock as reported on The Nasdaq Global Select Market was $513.68 per share. The Amended and Restated 2009 Plan expressly prohibits the repricing of stock options without the approval of stockholders.

Exercise of Option; Form of Consideration. The administrator determines when options become exercisable. Vesting dates can be accelerated on the occurrence of a specified event, as provided in an Award Agreement, or can be accelerated at the discretion of the administrator. The means of payment for shares issued upon exercise of an option is determined by the administrator upon grant of the option. The Amended and Restated 2009 Plan permits payment to be made by cash, check, other shares of our common stock held by the option holder for at least six months, cashless exercises, any combination of the prior methods of payment or any other form of consideration determined by the administrator.

Term of Option. The term of stock options will be stated in the award agreement. However, the term of an stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option must not exceed five years. No option may be exercised after the expiration of its term.

Termination of Service. Unless otherwise determined by the administrator in its sole discretion, the unexercised portion of any option granted under the Amended and Restated 2009 Plan will automatically terminate 30 days after the participant ceases to be an employee or director as a result of a termination without cause, 10 days after the participant ceases to be an employee or director as a result of a termination with cause or resignation and 10 days after a participant ceases to be an independent consultant, contractor or advisor to us for any reason. Cause includes the conviction of a crime involving fraud, theft, dishonesty or moral turpitude, the participant’s continuous disregard of or willful misconduct in carrying lawful instructions of superiors or misconduct in carrying out his position or duties, continued use of alcohol or drugs that interfered with the performance of the participant’s duties, the conviction of participant for committing a felony or similar foreign crime, and any other cause for termination set forth in a participant’s employment agreement. In addition, unless otherwise determined by the administrator in its sole discretion, the unexercised portion of any option granted under the Amended and Restated 2009 Plan will automatically terminate three months after the death or permanent disability of a participant, or, if the participant is a party to an employment agreement, the disability of such participant as defined in the employment agreement. Other reasons for termination may be set out in the Award Agreement.

Nontransferability of Options. Unless the prior written consent of the administrator is obtained, no option can be assigned or otherwise transferred by any participant except by will or by the laws of descent and distribution. Except in the case of an approved transfer, an option may be exercised during the lifetime of a participant only by the participant or his/her legal representative if the participant is legally disabled.

Adjustments Upon the Occurrence of Material Transactions. In the event we undergo dissolution or liquidation, a reorganization, merger or consolidation in which we are not the surviving entity, or a sale of all or substantially all of our assets (each, a “Material Transaction”) holders of options will be given 10-day prior written notice and will decide within those 10 days whether to exercise their respective options. Any option that is not so exercised will terminate. However, such notice and exercise mechanism would not apply if provision is made in connection with a Material Transaction for assumption of outstanding options, or substitution of options for new options or equity securities, with any appropriate adjustments as to the number, kind and prices of shares subject to options.

Condition Specific to Incentive Stock Options. An option will not be considered an incentive stock option to the extent that the aggregate fair market value on the date of the grant of the incentive stock option of all stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year is greater than $100,000. No option shall be affected by a change of duties or position of a participant (including transfer to our subsidiaries) as long as the participant continues to be our employee or an employee of our subsidiaries.

Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest according to the terms and conditions established by the administrator. The administrator may impose whatever restrictions on transferability, risk of forfeiture and other restrictions as it determines. A holder of restricted stock has the rights of a stockholder, including the right to vote the restricted stock. During the restricted period applicable to the restricted stock, it may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered. Except as otherwise determined by the administrator, restricted stock that is subject to restrictions is subject to forfeiture upon termination of a participant’s employment.

Other Awards. Under the Amended and Restated 2009 Plan, the administrator may grant awards of common stock and other equity-based or equity-related awards in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Amended and Restated 2009 Plan.

Adjustments upon Changes in Capitalization. In the event that our stock changes by reason of a stock split, reverse stock split or recapitalization or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the administrator will make the adjustments to the number and class of shares of common stock subject to the Amended and Restated 2009 Plan and the number, class and price of shares of common stock subject to any outstanding award. Any adjustments so made will be made in such a manner so as not to cause the award to become subject to the provisions of Section 409A of the Code or otherwise violate Section 424 of the Code.

Amendment and Termination of the Amended and Restated 2009 Plan. The Amended and Restated 2009 Plan will automatically terminate in 2029, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate our Plan provided it does not adversely affect any award previously granted under our Plan; provided, however, that the approval by our stockholders is necessary to amend the Amended and Restated 2009 Plan if required by law or as necessary to comply with any applicable laws and regulations. In addition, no amendment will affect the terms of any award granted prior to the effectiveness of such amendment, except with the consent of the holder of the award.

U.S. Federal Income Tax Information

We are not generally eligible to take U.S. federal tax deductions in respect of compensation to our employees and none of our executives and few, if any, of our employees are U.S. taxpayers.

Restrictions on Resale

Shares of common stock acquired by participants pursuant to the Amended and Restated 2009 Plan may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. If the Amended and Restated 2009 Plan is approved by the stockholders, we intend to file a Registration Statement on Form S-8 registering the 1,000,000 shares reserved for issuance under awards to be granted pursuant to the Amended and Restated 2009s Plan.

Awards Under the Amended and Restated 2009 Plan

Awards under the Amended and Restated 2009 Plan will be made at the discretion of our board, upon the recommendation of the compensation committee. Our board and compensation committee have not yet made any decisions or determinations regarding the amount and type of awards that are to be made under the Amended and Restated 2009 Plan in the future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information concerning our compensation plans as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-	-	232,825
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	232,825

Proposal

Our board has unanimously approved the adoption of the Amended and Restated 2009 Plan and voted to recommend it for approval to our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF

THE AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN.

PROPOSAL FOUR:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Co. S.A. (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and stockholders are being asked to ratify the selection at the 2019 Annual Meeting. Representatives of Deloitte will not be present at the 2019 Annual Meeting in person. However, representatives will be present telephonically and will have the opportunity to make a statement and respond to appropriate questions.

Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select Deloitte as our independent registered public accounting firm, we believe ratification to be desirable. Accordingly, our stockholders are being requested to ratify, confirm and approve the selection of Deloitte as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the year ending December 31, 2019. If the stockholders do not ratify the selection of Deloitte, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select Deloitte notwithstanding the failure of the stockholders to ratify its selection. If the appointment of Deloitte is ratified, the audit committee will continue to conduct an ongoing review of Deloitte’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Deloitte at any time.

The audit committee considers Deloitte to be qualified to deliver independent auditing services to our company due to, among other things, their depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transactional matters and location of key personnel.

Deloitte has served as our independent registered public accounting firm since 2010.

Audit and Non-Audit Fees

The following is a description of the fees billed to us by Deloitte for the years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees	$1,783,923	$1,577,210
Audit-Related Fees	166,509	80,647
Tax Fees	141,428	56,125
All Other Fees	31,033	36,344
Total	$2,122,893	$1,750,326

Audit Fees

Audit fees represent the aggregate fees billed to us by Deloitte during the applicable fiscal year in connection with the annual audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of our interim financial statements and the review of our Annual Report on Form 10-K. Audit fees also include fees for services performed by Deloitte during the applicable fiscal year that are closely related to the audit and in many cases could only be provided by our independent registered public accounting firm. Such services include consents related to SEC registration statements and certain reports relating to our regulatory filings.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed to us by Deloitte during the applicable fiscal year for assurance and related services reasonably related to the performance of the audit of our annual financial statements for those years.

Tax Fees

Tax fees represent the aggregate fees billed to us by Deloitte during 2018 and 2017 for tax compliance, tax planning and tax advice.

All Other Fees

All other fees represent the aggregate fees billed to us by Deloitte for those permissible non-audit services that the audit committee believes are routine and recurring and would not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

Audit Committee Pre-Approval Policy

The audit committee’s policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the audit committee. These services may include audit services and permissible audit-related services, tax services and other services. The term of any pre-approval is twelve months from the date of pre-approval, unless the audit committee specifically provides for a different period. Any audit or non-audit service fees that we may incur that fall outside the limits pre-approved by the audit committee for a particular service or category of services require separate and specific pre-approval by the audit committee prior to the performance of services. For each fiscal year, the audit committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax and other services. The audit committee may revise the list of pre-approved services from time to time. In all pre-approval instances, the audit committee will consider whether such services are consistent with the SEC rules on auditor independence.

All of the fees paid to Deloitte during the years ended December 31, 2018 and 2017 described above were pre-approved by the audit committee in accordance with the audit committee pre-approval policy and before Deloitte was engaged for the particular service.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HEADQUARTERS INFORMATION

Our headquarters are located at Arias 3751, 7th Floor, Buenos Aires, Argentina, C1430CRG and the telephone number at that location is 011-54-11-4640-8000.

OTHER MATTERS

As of the date of this proxy statement, our board does not know of any matters to be presented at the 2019 Annual Meeting other than those specifically set forth in the Notice of 2019 Annual Meeting of Stockholders and this proxy statement. If other proper matters, however, should come before the 2019 Annual Meeting or any adjournment thereof, the proxies named in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment in respect of any such matters.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

A stockholder may present proper proposals for inclusion in our proxy statement and for consideration at the 2020 Annual Meeting of Stockholders by submitting their proposals in writing to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 31, 2019; provided, however, that in the event that we hold our 2020 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2019 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MercadoLibre, Inc.
Attn: Corporate Secretary
Arias 3751, 7th Floor
Buenos Aires, Argentina, C1430CRG

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders or nominate persons for election to our board at our annual meeting but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting (or any supplement thereto) given by or at the direction of the chairman of the board or our board of directors, (2) otherwise properly brought before the meeting by the chairperson or by or at the direction of a majority of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.

To be timely, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than 90 days and not later than 60 days before the anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders (i.e. between January 27, 2020 and February 26, 2020 for our 2020 Annual Meeting of Stockholders). However, in the event that the date of the 2020 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2019 Annual Meeting, in order to be timely, a proposal or nomination by the stockholder must be delivered not later than the later of (i) 90 days before the 2020 Annual Meeting of Stockholders or (ii) 10 days following the day on which public announcement of the date of such meeting is first made. The notice must satisfy the other requirements with respect to such proposals and nominations contained in our bylaws. If a stockholder fails to meet the deadlines in Rule 14a-8 and our bylaws or fails to comply with SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal. Our bylaws were filed with the SEC as an exhibit to our registration statement on Form S-1 on May 11, 2007, which can be viewed by visiting our investor relations website at http://investor.mercadolibre.com and may also be obtained by writing to our Corporate Secretary at our principal executive office (Arias 3751, 7th floor, Buenos Aires, Argentina, C1430CRG).

By order of the board of directors,

Marcos Galperin

Chairman of the Board, President and Chief

Executive Officer

April 26, 2019

Buenos Aires, Argentina

APPENDIX A:

AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN

1. PURPOSE OF THE PLAN

The purpose of the MercadoLibre, Inc. Amended and Restated 2009 Equity Incentive Plan (the “Plan”) is (i) to further the growth and success of MercadoLibre, Inc. (together with its successors and assigns, the “Corporation”) and its Subsidiaries (as defined below) by enabling directors, officers, managers, and employees of the Corporation or its Subsidiaries to acquire shares of Common Stock, U.S. $0.001 par value per share (the “Common Stock”), of the Corporation, thereby increasing their personal growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Corporation and its Subsidiaries.  Awards to be granted under this Plan shall include, but not be limited to, (a) stock options (the “Options”), which may be, and shall be designated as, either “incentive stock options” (“ISOs”) under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options (“NQOs”), (b) restricted stock and such other awards of Common Stock (the “Restricted Stock”) granted by the Corporation, and (c) other awards subject to such terms and conditions as the Committee shall determine (collectively referred to herein as the “Awards”).  For purposes of this Plan, the term “Subsidiary” shall mean “Subsidiary Corporation” as defined in Section 424(f) of the Code.

2. ADMINISTRATION OF THE PLAN

(a) Committee

The Plan shall be administered by the Board of Directors (the “Board”) or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (the “Committee”).  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding “nonemployee directors” as contemplated by Rule 16b 3 under the Exchange Act.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Procedures

If the Plan is administered by the Committee, the Board shall from time to time select a Chairman from among the members of the Committee.  The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan.  A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

(c) Interpretation

Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Award Agreement (as defined in Section 5(b)), to approve the form(s) of Award Agreement(s) and other related documents used under the Plan, and to resolve all questions arising under the Plan.  All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

3. SHARES SUBJECT TO THE PLAN

(a) Maximum Number of Shares

Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,000,000 shares. Shares of Common Stock underlying Awards granted under the Plan that terminate without being exercised, expire, are forfeited or canceled shall again be available pursuant to the Plan.  Subject to the provisions of Section 9, in no event shall the aggregate number of shares of Common Stock which may be issued pursuant to ISOs exceed 1,000,000 shares.

(b) Character of Shares

The shares of Common Stock issuable pursuant to any Award granted under the Plan shall be (i) authorized but unissued shares, (ii) shares of Common Stock held in the Corporation’s treasury, (iii) shares acquired by the Corporation on any stock exchange in which such shares are traded, or (iv) a combination of the foregoing.

(c) Reservation of Shares

The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the sum of (i) the maximum number of shares which may be purchased at any time pursuant to outstanding Options, and (ii) the maximum number of shares subject to outstanding Restricted Stock Awards.

4. ELIGIBILITY

Awards may be granted under the Plan only to (i) persons who are employees of the Corporation or any of its Subsidiaries and (ii) persons who are directors, officers or managers of the Corporation or any of its Subsidiaries.  Only employees of the Corporation or any of its Subsidiaries shall be eligible for a grant of ISOs.  Notwithstanding the foregoing, Awards may be conditionally granted to persons who are prospective employees, directors, officers or managers of the Corporation or any of its Subsidiaries, to take effect when such position is finalized.

5. GRANT OF AWARDS

(a) General

Awards may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 12).  Subject to the provisions of the Plan, the Committee shall, in its discretion, determine:

(i)	the persons (from among the class of persons eligible to receive Awards under the Plan) to whom Awards shall be granted (the “Participants”);
(ii)	the time or times at which Awards shall be granted;
(iii)	the number of shares of Common Stock subject to each Award; and
(iv)	the time or times when each Award shall vest and, with respect to Options, the duration of the exercise period.

(b) Award Agreements

Each Award granted under the Plan shall be evidenced by a written agreement, (an “Award Agreement”), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide.  Each Award Agreement shall be executed by the Corporation and the Participant.

(c) No Evidence of Employment or Service

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any such Subsidiary at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(d) Date of Grant

The date of grant of an Award under the Plan shall be the date as of which the Corporation and Participant execute and deliver an Award Agreement, or if different, the date contemplated by the Corporation for purposes of granting the Award; provided, however, that the grant shall in no event be earlier than the date as of which the Participant becomes an employee, officer, director or manager of the Corporation or one of its Subsidiaries.

6. SPECIFIC TERMS OF OPTION AWARDS

(a) OPTION PRICE

(i) General

The exercise price (the “Option Price”) for each share of Common Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that such Option Price shall in no event be less than 100% (or 110% if Section 6(a)(ii) hereof applies) of the fair value of the shares of Common Stock on the date of grant (the “Fair Market Value”).  For purposes of this Plan, the term “Fair Market Value” shall mean (i) the closing price of such shares on the National Association of Securities Dealers Automated Quotations (NASDAQ) market (or other national exchange on which such shares may be publicly traded) on the date of grant or (ii) in the absence of an established market for the shares, the fair market value determined in good faith by the Committee. The Committee may establish an alternative method of determining Fair Market Value.  Notwithstanding the foregoing, the Committee shall, to the extent Section 409A of the Code applies, use a valuation method that satisfies Section 409A and any regulations thereunder.

(ii) Incentive Stock Options

No ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, unless (i) the Option Price of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant of such ISO and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

(b) EXERCISABILITY OF OPTIONS

(i) Committee Determination

Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events (the “Vesting Date”), and for such number of shares of Common Stock subject to the Option, as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option.  If an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Award Agreement evidencing such Option, provide for the acceleration of the Vesting Dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an Option, accelerate the Vesting Dates of such Option.  In addition, the Committee shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock.

(ii) Termination of Options

Unless otherwise determined by the Committee in its discretion, the unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following (the “Termination Date”):

(A) the tenth anniversary on which such Option is granted (or fifth anniversary if Section 6(a)(ii) hereof applies);

(B) the expiration of 30 days from the date that the Participant ceases to be an officer, manager, director, or employee of the Corporation or any of its Subsidiaries as a result of a termination without Cause (as hereinafter defined);

(C) the expiration of 10 days from the date that the Participant ceases to be an officer, manager, director, or employee of the Corporation or any of its Subsidiaries, if such termination is as a result of a termination for Cause or resignation.  As used herein, “Cause” shall have the meaning ascribed to it in the service agreement between the Corporation and the applicable Participant or, if not defined therein or no such agreement exists, then it shall mean (1) the conviction of a crime involving fraud, theft, dishonesty or moral turpitude by the Participant; (2) the Participant’s willful and continuing disregard of lawful instructions of the Board of the Corporation or superiors (if any) or the Participant’s misconduct in carrying out his position and duties; (3) the continued use of alcohol or drugs by the Participant, to an extent that in the good faith determination of the Board of the Corporation, such use interferes in any manner with the performance of the Participant’s duties and responsibilities; or (4) the Participant’s violation of any law constituting a felony (including the Foreign Corrupt Practices Act of 1977) or the foreign equivalent thereof;

(D) the expiration of three (3) months from the date of such Participant’s death or permanent disability (as such term is defined in Section 22(c)(3) of the Code) or, with respect to any Participant who is a party to an employment agreement, such Participant’s disability (as such term is defined, if at all, in the relevant employment agreement);

(E) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Award Agreement;

(F) on the effective date of a Material Transaction (as defined in Section 9(c)) to which Section 9(c)(ii) (relating to assumptions and substitutions of Options) does not apply; and

(G) except to the extent permitted by Section 9(c)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.

Anything contained in the Plan to the contrary notwithstanding, (i) an ISO granted under the Plan shall not be considered an ISO to the extent that the aggregate Fair Market Value, determined on the date of grant of such ISO, of all stock with respect to which ISOs are exercisable for the first time by such Participant during any calendar year (under all plans of the Corporation and its Subsidiaries) exceeds $100,000 and (ii) unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Participant (including a transfer to or from the Corporation or one of its Subsidiaries), so long as such Participant continues to be an employee of the Corporation or one of its Subsidiaries.

(iii) Termination of Employment

For purposes of this Section 6(b), with respect to both ISOs and other Options granted to employees of the Corporation or its Subsidiaries, a Participant on military leave, sick leave, or an otherwise approved leave of absence from active employment will be terminated in accordance with such policies and procedures established by the Corporation or its Subsidiaries, but such Participant will be deemed to have terminated employment no later than three months after such leave of absence commenced, or if later, the date such Participant no longer has a right to reemployment with the Corporation or its Subsidiaries which is provided either by statute or by contract.

(c) PROCEDURE FOR EXERCISE

(i) Payment

At the time an Option is granted pursuant to the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by the Participant upon exercise of his or her Option:

(A) cash or personal or certified check payable to the Corporation in an amount equal to the aggregate Option Price of the shares of Common Stock with respect to which the Option is being exercised;

(B) stock certificates (in negotiable form) representing the shares of Common Stock that have been owned by the Participant for at least six months and that have a Fair Market Value on the date of exercise equal to the aggregate Option Price of the shares of Common Stock with respect to which the Option is being exercised;

(C) “cashless exercise” or “net exercise” but only if permitted by the Committee pursuant to such procedures as may be established by the Committee;

(D) any other consideration or in any other manner as the Committee may determine in its sole discretion; or

(E) a combination of the methods set forth in clauses (A), (B), (C) and (D) of this subsection 6(c)(i).

(ii) Notice

A Participant (or other person, as provided in Section 10(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole Common Shares only), as provided in the Award Agreement evidencing his Option, by delivering a written notice (the “Notice”) to the Secretary of the Corporation, or such other officer as designated in procedures established by the Committee, on a form approved by the Committee, provided that such Participant or other person submits any required payment for such Options and otherwise complies with such other terms and conditions as the Committee shall require.  The Notice shall state, or be accompanied by a writing stating, as the case may be:

(A) that the Participant elects to exercise the Option;

(B) the number of shares of Common Stock with respect to which the Option is being exercised (the “Optioned Shares”) (provided that the number of such shares shall be at least 100, unless the Option is exerciseable for less than 100 shares in which case the Option shall be exercised with respect to all of such shares);

(C) the method of payment for the Optioned Shares;

(D) the date upon which the Participant desires to consummate the purchase (which date must be prior to the termination of such Option);

(E) payment for the Optioned Shares as provided in Section 6(c)(i), unless the Participant has elected a “cashless exercise”; and

(F) such further provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the latest date on which the designated officer of the Corporation receives the Notice from the Participant, receives such payment as may be required for such Option, and the Participant complies with such other terms and conditions as might be required to exercise such Option.  Unless expressly permitted by the Committee with respect to such Option, informal or electronic communication shall not constitute Notice to the Corporation.

(iii) Issuance of Shares

The Corporation shall issue shares of Common Stock to the Participant (or such other person exercising the Option in accordance with the provisions of Section 10(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares of Common Stock.  Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 10(b) shall have any privileges as a holder of shares of Common Stock with respect to any shares of Common Stock subject to an Option granted under the Plan until the date of payment for such shares of Common Stock pursuant to the Option and the issuance of such shares of Common Stock.

(d) REPRICING

The Corporation shall, under no circumstances, reprice any Options without the approval of the Company’s stockholders. Subject to the approval of the Company’s stockholders, the Committee may, to the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares of Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Subject to the provisions of the Plan, such new Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of Awards under the Plan.

7. SPECIFIC TERMS OF RESTRICTED STOCK AWARDS

(a) Grant and Restrictions

Restricted Stock shall be subject to such restrictions, if any, on transferability, risk of forfeiture and other restrictions, as the Committee may impose, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  For purposes of clarification, the Committee may grant to any Participant shares of Common Stock without any restrictions.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(b) Forfeiture

Except as otherwise determined by the Committee at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(c) Certificates for Stock

Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Splits

As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be distributed in the form of additional shares of Restricted Stock but only to the extent that the shares of Restricted Stock are subject to any restrictions.  Common Stock distributed in connection with a cash dividend, stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture, if any, to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

8. OTHER AWARDS

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Additionally, each award shall be denominated in, or shall have a value determined by reference to, a number of shares that is specified at the time of the grant of such award.

9. ADJUSTMENTS

(a) Changes in Capital Structure

Subject to Section 9(b), if the shares of Common Stock are changed by reason of a split, reverse split or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted under the Plan as shall be equitable and appropriate in order to make such Awards, as nearly as may be practicable, equivalent to such Awards immediately prior to such change.  A corresponding adjustment increasing or decreasing the number and, if applicable, changing the class, of shares of Common Stock allocated to, and the Option Price of, each Award or portion thereof outstanding at the time of such change shall likewise be made.  Such adjustments shall be made in such a manner so as not to cause the Award to become subject to the provisions of Section 409A of the Code.

(b) Incentive Stock Options

The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of shares of Common Stock subject to the Options, or both, when, in the Committee’s judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation § 1.424-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an ISO is assumed or a new option is substituted therefor, the Committee may only change the terms of such ISO such that (i) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option immediately after the substitution or assumption, over the aggregate option price of such shares, is not more than the excess of the aggregate Fair Market Value of all shares of Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Shares, and (ii) the new option, or the assumption of the old ISO does not give the Optionee additional benefits which he did not have under the old ISO.

(c) Material Transactions

In the event of a dissolution or liquidation of the Corporation, a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the assets of the Corporation to another person or entity (each, a “Material Transaction”), unless otherwise provided in the Award Agreement:

(i)

each holder of an Option outstanding at such time shall be given (A) written notice of such Material Transaction at least 10 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 5 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Participant at the expiration of such 10 day period; provided, however, that upon the occurrence of a Material Transaction, all Options granted under the Plan and not so exercised shall automatically terminate; and

(ii)

notwithstanding anything contained in the Plan to the contrary, Section 9(c)(i) shall not be applicable if provision shall be made in connection with such Material Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options for equity securities of the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such Options.

(iii)

notwithstanding anything contained in the Plan to the contrary, except as provided in an Award Agreement, any restrictions on transferability, risk of forfeiture and other restrictions on any Restricted Stock shall lapse immediately prior to the occurrence of the Material Transaction, and such Participant shall have all of the rights of a holder of Common Stock as of the occurrence of the Material Transaction.

(d) Special Rules

The following rules shall apply in connection with Section 9(a), (b) and (c) above:

(i)

no fractional shares of Common Stock shall be issued as a result of any such adjustment, and any fractional shares of Common Stock resulting from the computations pursuant to Section 9(a), (b) or (c) shall be eliminated and the Participant shall receive cash consideration for such fractional share of Common Stock at the rate of the Fair Market Value of such share of Common Stock;

(ii)

no adjustment shall be made for cash dividends or the issuance of shares of Common Stock or other securities to holders of rights to subscribe for such additional shares of Common Stock or other securities;

(iii)

any adjustments referred to in this Section 9 shall be made by the Board or Committee (as the case may be) in good faith and shall be conclusive and binding on all persons holding Options granted under the Plan; and

(iv)	the Fair Market Value of a share of Common Stock shall be deemed to be the price to be paid in such Material Transaction for a share of Common Stock.

10. RESTRICTIONS ON AWARDS

(a) Compliance with Securities Laws

No Awards shall be granted, and no shares of Common Stock shall be issued and delivered, unless and until the Corporation and/or the Participant shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such shares of Common Stock and to the listing of such shares of Common Stock on any stock exchange on which any of the shares of the capital stock of the Corporation may be listed.  As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with such laws, rules and regulations.  Any exercise of Options or grant of Restricted Stock shall be permitted only to the extent permitted by the Company’s policy regarding insider trading or any successors to that policy.

(b) Nonassignability of Option or Restricted Stock Rights

Unless the prior written consent of the Committee is obtained (which consent may be withheld for any reason), no Option granted under the Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.  An Option may be exercised during the lifetime of the Participant only by the Participant or such Participant’s legal representative in the event that such Participant is legally disabled.  If a Participant dies, his or her Option shall thereafter be exercisable, during the period specified in Section 6(b)(ii)(D) by his or her executors or administrators to the full extent to which such Option was exercisable by the Participant at the time of his or her death. Notwithstanding anything contained in the Plan to the contrary, except as provided in an Award Agreement, any restrictions on transferability, risk of forfeiture and other restrictions on any Restricted Stock shall lapse in the event that such Participant is legally disabled or dies, and such Participant’s executors or administrators shall have all of the rights of a holder of Common Stock as of the occurrence of such disability or death.

11. EFFECTIVE DATE OF PLAN

This Plan shall become effective on the date that this Plan is approved by the Board (the “Effective Date”); provided, however, that no Award of an Option shall be exercisable by a Participant and no grant of Restricted Stock shall be made unless and until the Plan shall have been approved by the stockholders of the Corporation in accordance with the provisions of the Corporation’s articles of incorporation and by laws, which approval shall be obtained by a simple majority vote of the stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting, or by written consent, within 12 months after the adoption of the Plan by the Board.

12. EXPIRATION AND TERMINATION OF THE PLAN

No Awards may be granted after the Expiration Date.  The Plan shall expire on the first to occur of (i) the tenth anniversary of the Effective Date and (ii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate (the “Expiration Date”).  Any Awards outstanding as of the Expiration Date shall remain in effect until the earlier of the exercise thereof or the termination or the expiration of such Awards in accordance with their respective terms.

13. AMENDMENT OF PLAN

The Board may at any time modify and amend the Plan in any respect.  Notwithstanding the foregoing, the approval of the holders of a majority of the Company’s capital stock that has voting power present in person or by means of remote communication or represented by proxy at a meeting of the Company’s stockholders called for such purpose shall be obtained prior to any amendment to Section 6(d) becoming effective and prior to any other amendment becoming effective if such approval is required by law, the rules and regulations of any stock exchange on which the Company’s stock is listed or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended or Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.  No such amendment to the Plan shall affect the terms or provisions of any Award granted by the Corporation prior to the effectiveness of such amendment unless otherwise agreed to by the holder thereof.

14. CAPTIONS

The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

15. ACCOUNTS AND STATEMENTS

The Corporation shall maintain records of the shares of Common Stock held by each Participant and the details of each Award granted to the Participant, including (i) the number of shares of Common Stock subject to the Award; (ii) the number of shares of Common Stock subject to, and the Option Price of, each Option; (iii) the number of shares of Common Stock in respect of which the Option has been exercised; (iv) the dates of such exercise; and (v) the maximum number of shares of Common Stock which the Participant may still purchase under the Option.

16. WITHHOLDING TAXES

Whenever under the Plan shares of Common Stock are to be delivered by a Participant upon grant of a Restricted Stock Award or upon exercise of an Option, the Corporation shall be entitled to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit if and when due, an amount sufficient to satisfy any and all current or estimated future tax obligations, whether in the United States or otherwise, including, but not limited to, Federal, state and local income tax withholding obligations and/or the employee’s portion of any employment tax requirements relating thereto and any other tax obligations or requirements of any applicable jurisdiction or taxing authority.

17. OTHER PROVISIONS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.  If Option Shares acquired by the exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the issuance of the Option Shares to the Participant (a “Disqualifying Disposition”), the holder of the Option Shares shall, immediately prior to such Disqualifying Disposition, notify the Corporation in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Corporation may reasonably require.

18. SECTION 409A

Unless otherwise expressly provided for in an Award Agreement, the Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  If the Board or Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

19. NUMBER AND GENDER

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires

20. GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by the laws of the State of Delaware.

As adopted by the Board of Directors

of MercadoLibre, Inc.

on April 24, 2019.

MERCADOLIBRE, INC.
ARIAS 3751 7TH FLOOR
BUENOS AIRES C1430CRG
ARGENTINA

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MELI2019**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E73735-P23470

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCADOLIBRE, INC.

The Board of Directors recommends you vote FOR the following Class III director nominees named below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Emiliano Calemzuk
02) Marcos Galperin
03) Roberto Balls Sallouti

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2018 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

E73736-P23470

MERCADOLIBRE, INC.
Annual Meeting of Stockholders
June 10, 2019 12:00 p.m.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marcos Galperin, Pedro Arnt and Jacobo Cohen Imach, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MERCADOLIBRE, INC. that the stockholder(s) is/are entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Time, on June 10, 2019 and can be accessed by visiting **www.virtualshareholdermeeting.com/MELI2019** and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

Continued and to be signed on reverse side